UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
INTER-TEL, INCORPORATED

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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i

INTER-TEL, INCORPORATED
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
__________________May 31, 2006_______________
TO THE SHAREHOLDERS:
          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Inter-Tel, Incorporated (the “Company”), an Arizona corporation, will be held on May 31, 2006, at 8:00 a.m., local time, at [ * ], Arizona 85226, for the following purposes:
1.	To elect directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.	To approve the reincorporation of the Company into Delaware;

3.	To approve a special resolution authorizing the Company’s Board of Directors to effect an amendment to the Company’s charter documents requiring the approval of a majority of disinterested shareholders to effect certain business combination transactions involving interested parties;

4.	To consider and ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
          Each of the foregoing items of business is more fully described in the Proxy Statement accompanying this Notice and will be discussed at the Annual Meeting with adequate time allotted for shareholder questions.
          Only shareholders of record at the close of business on March 22, 2006 (the “Record Date”) are entitled to notice of and to vote at the meeting. A copy of the Company’s 2005 Annual Report to Shareholders, which includes certified financial statements, will be mailed with this Notice and Proxy Statement on or about April [___], 2006 to all shareholders of record on the Record Date.
           Mr. Steven G. Mihaylo, the former Chief Executive Officer of the Company (“Mr. Mihaylo”) has indicated his intention to initiate a proxy solicitation to elect a slate of three persons including himself and two other persons selected by him to the Board of Directors and to approve six shareholder proposals more fully described in the Proxy Statement. The Board believes that election of the directors proposed by Mr. Mihaylo and Mr. Mihaylo’s other shareholder proposals are NOT in the shareholders' best interests and urges you not to sign or return any proxy card that Mr. Mihaylo may send you.
          All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign, date and return the White Proxy Card as promptly as possible in the postage-prepaid envelope provided. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy. If you hold your shares through a bank, broker, or other custodian, you must present a legal proxy from the second holder of your shares in order to vote at the meeting.
Sincerely,
KURT R. KNEIP,
Secretary
Phoenix, Arizona
April [___], 2006
If you have questions or need assistance voting your shares, please call the firm assisting the Company in the solicitation of proxies:
INNISFREE M&A INCORPORATED
Shareholders Call Toll Free: (888) 750 5834
Banks and Brokers Call Collect: (212) 750 5833.

INTER-TEL, INCORPORATED
1615 S. 52nd Street
Tempe, Arizona 85281
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
     This Proxy Statement is furnished by Inter-Tel, Incorporated (“Inter-Tel” or the “Company”), for use at the Annual Meeting of Shareholders to be held May 31, 2006 at 10:00 a.m., local time or at any postponement or continuation of the meeting, as applicable, or at any adjournment thereof (as applicable, the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held [ * ] located at [ * ], Arizona 85226. These proxy solicitation materials were mailed on or about April [___], 2006 to all shareholders entitled to vote at the Annual Meeting.
Record Date and Share Ownership
     Only shareholders of record at the close of business on the Record Date, or March 22, 2006, are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 26,386,651 shares of the Company’s Common Stock were issued and outstanding.
Revocability of Proxies
     The enclosed proxy is being solicited by the Board of Directors of the Company. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.
Voting and Solicitation
     Every shareholder voting at the Annual Meeting for the election of directors may either (i) cumulate such shareholder’s votes and give one nominee for director a number of votes equal to (a) the number of directors to be elected, multiplied by (b) the number of shares of the Company’s Common Stock held by such shareholder; or (ii) distribute such shareholder’s votes on the same principle among as many nominees for director as the shareholder thinks fit, provided that votes cannot be cast for more than eight nominees. However, no shareholder will be entitled to cumulate votes for any nominee unless such nominee’s name has been placed in nomination in accordance with the Company’s bylaws prior to the voting and such shareholder, or another shareholder, has given notice at the Annual Meeting prior to the voting for directors of the intention of such shareholder to cumulate such shareholder’s votes.
     If you choose to cumulate your votes, you will need to submit a White Proxy Card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the White Proxy Card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee or nominee. If you sign your White Proxy Card or voting instruction card with no further instructions, the proxy holders may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you instruct that your votes be withheld.
     Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote and one vote may be cast for each share of the Company’s Common Stock held by a shareholder.
     A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. Directors will be elected by a plurality of votes cast; the eight persons receiving the highest number of votes shall be elected as the directors of the Company. Proposal No. 2 with regard to the reincorporation of the Company into Delaware must be approved by a majority of the outstanding shares entitled to vote.

Proposal Nos. 3 and 4, with regard to the proposed charter amendment and the ratification of the Company’s auditors each must be approved by a majority of the shares represented at the Annual Meeting and entitled to vote. Consequently, with regard to proposals other than the election of directors, abstentions will have the same legal effect as votes against a proposal. Broker “non-votes” resulting from a broker’s inability to vote a client’s shares on non-discretionary matters will have no effect on the election of directors or on the approval of Proposal Nos. 3 and 4, but will have the same effect as votes against the approval of Proposal No. 2.
     If the enclosed White Proxy Card is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no instructions are indicated with respect to certain proposals, the proxy will be voted with respect to such proposals as follows: FOR the nominees listed in Proposal 1, with such votes being cumulated at the sole discretion of the proxy holders; and FOR Proposals 2, 3, 4 and 5.
     The cost of this proxy solicitation will be borne by the Company, including preparation, assembly, printing and mailing of solicitation materials. As a result of the solicitation of proxies by Mr. Mihaylo, the Company’s expenses related to the solicitation of proxies will exceed those normally spent for an annual meeting. We have retained Innisfree M& A Incorporated as our proxy solicitor, for a solicitation fee of up to $250,000 plus expenses. Innisfree M&A will employ approximately 75 people to solicit proxies from the Company’s stockholders. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of the Company’s Common Stock for expenses incurred in forwarding solicitation material to such beneficial owners. Although no precise estimate can be made at the present time, the Company currently estimates that the total expenditures relating to the proxy solicitation incurred by the Company will be approximately $[ * ], which will be borne by the Company. Although solicitation of proxies will generally be made by mail, proxies also may be solicited by certain of the Company’s directors, officers and regular employees, personally or by telephone facsimile, or other electronic means without additional compensation.
Deadline for Receipt of Shareholder Proposals
     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the annual meeting of the Company for the fiscal year ending December 31, 2006 must be received by the Company no later than [___], in order to be included in the proxy statement and form of proxy relating to such meeting.
     SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2006 Annual Meeting was April [ * ], 2006. Mr. Mihaylo submitted his proposals prior to that date. If a shareholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company’s year 2007 Annual Meeting. Provided Mr. Mihaylo solicits the requisite percentage of shareholders, certifies such fact to the Company and otherwise satisfies Rule 14a-4(c)(2), then the Company’s proxy holders will not have discretionary voting authority to vote against Mr. Mihaylo’s proposals. If you execute and return the White Proxy Card and take no further action, then your shares will not be voted in respect of Mr. Mihaylo’s proposals. The discretionary vote deadline for the 2007 Annual Meeting is [___], 2007, 45 calendar days prior to the anniversary of the mailing date of this proxy statement.
Independent Auditors
     The independent auditors of the Company for the fiscal year ended December 31, 2005 were Ernst & Young LLP. A representative of Ernst & Young LLP will attend the annual meeting for purposes of responding to appropriate questions.
Multiple Shareholders Sharing One Address
     In some instances, we may deliver to multiple stockholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Corporate Secretary at (480) 449-8900, and requests in writing should be sent to Inter-Tel, Incorporated, Attention: Corporate Secretary, 1615 S. 52 nd Street, Tempe, Arizona 85281. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

ELECTION OF DIRECTORS
(Proposal No. 1)
Nominees.
     Eight (8) directors are to be elected at the Annual Meeting. All eight nominees named below are currently directors of the Company. In the event that any nominee of the Company becomes unavailable for any reason or if a vacancy should occur before election (which events are not currently anticipated by the Company), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them cumulatively, in their discretion, in such a manner as to ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders in their discretion. The term of office of each person elected as a director will continue until the next annual meeting and until his successor has been duly elected and qualified.
     The names of the nominees and certain biographical information relating to the nominees are set forth below.

Name of Nominee	Age	Current Position	Director Since
Norman Stout	48	Director and Chief Executive Officer	2006
Alexander Cappello	50	Chairman of the Board	2005
J. Robert Anderson	69	Director	1997
Jerry W. Chapman	65	Director	1999
Gary D. Edens	64	Director	1994
Steven E. Karol	51	Director	2006
Robert Rodin	52	Director	2006
Agnieszka Winkler	60	Director	2005
MR. STOUT was appointed Chief Executive Officer and a member of Inter-Tel’s Board of Directors on February 22, 2006. He began his tenure at Inter-Tel in 1994 as a director. Four years later, he resigned from the board and joined Inter-Tel as executive vice president, chief administrative officer and president of Inter-Tel Software and Services. Prior to joining Inter-Tel, Mr. Stout was Chief Operating Officer of Oldcastle Architectural Products and since 1996, Mr. Stout also had served as President of Oldcastle Architectural West. Mr. Stout held previous positions as President of Superlite Block; Chief Financial Officer and Chief Executive Officer (successively) of Boorhem-Fields, Inc. of Dallas, Texas; and as a Certified Public Accountant with Coopers & Lybrand. He currently serves on the board of Hypercom Corporation, a public company headquartered in Phoenix, Arizona. Mr. Stout holds a Bachelor of Business Administration degree in Accounting from Texas A&M and an MBA from the University of Texas.
MR. CAPPELLO was elected as one of our directors in the April, 2005 annual meeting of shareholders, and to Chairman at the July, 2005 Board meeting. Since March 1996, Mr. Cappello has served as the Chairman and Chief Executive Officer of the Cappello Group, Inc., a global boutique merchant bank, which includes Cappello Capital Corp. (member SIPC-NASD). He has thirty years experience in corporate management & finance, investment banking, merchant banking both in the U.S. and overseas. He is currently or has been a member of the board of directors of several companies and institutions including: RAND Corporation-Center for Middle East Public Policy, Genius Products, Inc. (NASDAQ:GNPI), Avantogen (ASX:ACU), Advanced Biotherapy, Inc. (OTC:ADVB.OB). , Swiss American Financial – (Chairman), and the U.S.C. Board of Trustees. Mr. Cappello is a member of the Young Presidents’ Organization (YPO), where he has served as Chairman of the International Board since 2003. He received a Bachelor of Science degree from the Marshall School of Business at USC in 1977 with honors. He has been a guest lecturer at the USC, UCLA, and Harvard Business Schools and is a contributing author of “The New Investor Relations,” being published by Bloomberg PRESS.
MR. ANDERSON has served as one of our directors since February 1997 and currently serves as the Chairman of our Compensation Committee. Mr. Anderson held various positions at Ford Motor Company from 1963 to 1983, serving as President of the Ford Motor Land Development Corporation from 1978 to 1983. He served as Senior Vice President, Chief Financial Officer and as a member of the Board of Directors of The Firestone Tire and Rubber Company from 1983 to 1989, and as Vice Chairman of Bridgestone/Firestone, Inc.

from 1989 through 1991. He most recently served as Vice Chairman, Chief Financial Officer and as a member of the Board of Directors of the Grumman Corporation from 1991 to 1994. He currently serves on the boards of GenCorp, Inc. and B-G Corp. Mr. Anderson is currently semi-retired, and he is an active leader in various business, civic and philanthropic organizations.
MR. CHAPMAN was elected as one of our directors in December 1999 and previously served as one of our directors from 1989 to 1992. He currently serves as the Chairman of our Audit Committee. As a Certified Public Accountant, he served with a local accounting firm from 1963 through 1969, at which time he joined Ernst & Ernst, a predecessor entity of Ernst & Young LLP. He became a partner of Ernst & Young in 1977 and, until retiring from the firm in 1989, served as engagement partner on a wide variety of audit, assurance and consulting engagements. Additionally, he managed Ernst & Young’s practices in Arizona as well as various offices in the adjoining southwest states from 1980 through 1989. He then operated his own consulting firm through 1992 and joined Arthur Andersen in 1993 as a partner specializing in providing business consulting services. He retired from Arthur Andersen in 1999. Mr. Chapman currently serves on the board of CoBiz Inc., a public company headquartered in Denver, Colorado. Additionally, he provides services for a small number of clients requiring strategic and market-driven services.
MR. EDENS has served as one of our directors since October 1994 and currently serves as the Chairman of our Corporate Governance and Nominating Committee. He was an executive with Southern Broadcasting Company 1968 — 1982, Harte-Hanks Radio, Inc, chief executive officer, 1982-1984, and Edens Broadcasting, Inc., chairman and chief executive officer 1984-1994. Mr. Edens has served on a number of corporate boards, such as Great Western Bank and Citibank (Arizona), as well as holding leadership positions on the Radio Advertising Board, National Radio Broadcasters Association and Young Presidents’ Organization. In 1998 he was chairman of the annual international financial seminar for Chief Executives Organization and World Presidents’ Organization. Since 1994, he has been president of The Hanover Companies, Inc., a private investment firm. He holds a B.S. Degree in Business Administration from the University of North Carolina at Chapel Hill. In 2005 he participated in continuing education for directors at Harvard Business School.
MR. KAROL was elected as one of our directors in February 2006. Mr. Karol is founder, Managing Partner, and Chairman of HMK Enterprises, Inc. and Watermill Group, which consists of Watermill Ventures and Watermill Advisors. He has been an investor, operator, and advisor for almost thirty years. Through HMK and Watermill, he has owned and operated close to 50 companies and has built both into enterprises with over $1 billion in revenue on several occasions. Mr. Karol serves on several Corporate Boards including: Mooney Aircraft Company (OTC:MNYG.OB) (Chairman), StockerYale (NASDAQ: STKR), and J. Walter Company. He is also on several Non-for-Profit Boards, including the Tufts University Board of Overseers for the School of Engineering (Chairman), the Vermont Academy Board of Trustees (Chairman), and The Brain Tumor Society (Chairman of Strategic Planning). He is a former International President of the Young Presidents’ Organization where he held many positions throughout his twenty-six year relationship with the organization. He is a former trustee of the Boston Ballet and a former overseer of the Boston Symphony Orchestra. Mr. Karol received his Bachelor of Science degree from Tufts University in 1976. He completed the President’s Program of Leadership at the Graduate School of Business Administration at Harvard University in 1997.
MR. RODIN who was elected as one of our directors in February 2006, is currently the Chairman and CEO of RDN Group; strategic advisors focused on corporate transitions, customer interface, sales and marketing, and supply chain management. Previously, Mr. Rodin was Chairman and CEO of eConnections, a provider of extended supply chain intelligence solutions, which he founded in 1999. From 1991 to 1999, he served as the CEO of Marshall Industries (NYSE:MI), a $1.8 billion industrial electronics distributor and supply chain management company. Marshall Industries was recognized as the “World’s Number One Business to Business Website”, by Advertising Age Magazine and Information Week Magazine highlighted Marshall Industries as the “World’s Number One Company in the Use of Technology”, Additionally, CIO Magazine recognized Mr. Rodin as one of the “Top 100 Leaders for the New Millennium”. Following the sale of Marshall to Avnet (NYSE:AVT) in 1999, Mr. Rodin served as president of global supply chain management and electronic commerce solutions and as a member of the Avnet Global Managing Board. Mr. Rodin currently serves as Director of Napster (NASDAQ: NAPS), Director and Vice Chairman of CommerceNet and Director of SM&A (NASDAQ: WINS). Mr. Rodin’s best selling book, “Free, Perfect and Now: Connecting to the Three Insatiable Customer Demands”, chronicles the radical transformation of Marshall Industries. The changes he led have been taught as case studies at Harvard Business School, Columbia, USC, MIT, and Stanford University.

MS. WINKLER was elected as one of our directors in the April 2005 annual meeting of shareholders. Ms. Winkler was the founder, Chairman and CEO of two companies, Winkler Advertising, founded in 1984, and TeamToolz, Inc., founded in 1999, both of which were acquired. She is currently founder and Chairman of The Winkler Group, a management consultancy specializing in marketing efficiency and effectiveness for Fortune 1000 companies. She has served on the board of directors of two NASDAQ companies, SuperCuts and RenoAir, and currently serves on the Board of Directors of IP Locks, Inc. and the Board of Trustees of Santa Clara University. In addition, she has served on the boards of numerous professional and civic institutions throughout her career and currently sits on the boards of the Committee of 200 Foundation and the Western Folklife Center. Winkler has a BA and an MA and received an MBA from Santa Clara University in 1981. A frequent keynote speaker on the subjects of marketing and branding at industry meetings globally, she is also the author of Warp Speed Branding: The Impact of Technology on Marketing, published by Wiley in the US, China and Turkey.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED ABOVE.
THE COMPANY HAS RECEIVED NOTICE THAT MR. MIHAYLO INTENDS TO NOMINATE HIMSELF AND TWO OTHER PERSONS SELECTED BY HIM AND TO SUPPORT THE ELECTION OF SUCH NOMINEES AT THE ANNUAL MEETING AND MAY SOLICIT YOUR PROXY FOR SUCH NOMINEES. THE TERM OF OFFICE OF EACH PERSON ELECTED AS A DIRECTOR SHALL CONTINUE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THAT PERSON’S SUCCESSOR HAS BEEN ELECTED.
THE BOARD WILL OPPOSE THE NOMINEES OF MR. MIHAYLO AND STRONGLY RECOMMENDS THAT YOU REJECT MR. MIHAYLO’S NOMINEES BY DISREGARDING SUCH SOLICITATION BY MR. MIHAYLO. WE URGE YOU TO SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT TODAY IN THE POSTAGE PAID ENVELOPE PROVIDED.
TO APPROVE THE REINCORPORATION OF THE COMPANY IN DELAWARE
(Proposal No.2)
     The Board has approved a proposal to change the Company’s state of incorporation from Arizona to Delaware (the “Reincorporation”). The Board believes the Reincorporation to be in the best interests of the Company and its shareholders for several reasons, as more fully discussed below.
     The Reincorporation will be effected by merging the Company into a newly formed Delaware company (the “Delaware Company”). Shareholders are urged to read this section of the Proxy Statement carefully, including the related annexes referenced below and attached to this Proxy Statement, before voting on the Reincorporation. The following discussion summarizes certain aspects of the Reincorporation. This summary is not intended to be complete and is subject to and qualified in its entirety by the Agreement and Plan of Merger and Reincorporation (the “Reincorporation Agreement”) that will be entered into by the Company and the Delaware Company in substantially the form attached hereto as Annex A, the Certificate of Incorporation of the Delaware Company (the “Delaware Certificate”), in substantially the form attached hereto as Annex B, as altered to effect changes approved by the Company’s shareholders in Proposal No. 3, if applicable, and the bylaws of the Delaware Company (the “Delaware Bylaws”), in substantially the form attached hereto as Annex C. Copies of the Articles of Incorporation of the Company filed in Arizona, as amended to date (the “Arizona Articles”), and the bylaws of the Company, as amended to date (the “Arizona Bylaws”), are available for inspection at the principal office of the Company and copies will be sent to shareholders free of charge upon written request.
Mechanics of the Reincorporation
     The Reincorporation will be effected by the merger of the Company with and into the Delaware Company, a wholly-owned subsidiary of the Company that will be incorporated under the Delaware General Corporation Law (“Delaware Law”) for purposes of the Reincorporation. The Company will disappear as a result of the merger, and the Delaware Company will be the surviving corporation and will continue to operate the business of the Company. Assuming approval by the shareholders of the Company (the “Shareholders”), the Reincorporation will become effective as soon as practicable.
     At the effective time of the Reincorporation (the “Effective Time”), the Company will be governed by the Delaware Certificate, the Delaware Bylaws and Delaware Law. Although the Delaware Certificate and the Delaware Bylaws are patterned after the Arizona Articles and the Arizona Bylaws, they nevertheless include provisions that do not exist in the current Arizona Articles, Arizona Bylaws or under the Arizona Business Corporation Act (“Arizona Law”). See “Certain Differences in Corporate Governance” and “Other Differences Between the Corporation Laws of Arizona and Delaware” below. It is important to note that, if Proposal No. 3 is adopted and the additional provision described there is included to the Delaware Certificate, the additional provision would be an important difference between the current Arizona Articles and the Delaware Certificate as filed. The description that follows in this Proposal No. 2 refers to the documents and laws governing the

Company, without discussing the adoption of or describing the terms of the additional provision described in Proposal No. 3.
     In the event the Reincorporation is approved, upon effectiveness of the Reincorporation, (1) each outstanding share of Company Common Stock will automatically be converted into one share of Common Stock of the Delaware Company (the “Delaware Company Common Stock”). In addition, each outstanding option to purchase shares of Company Common Stock will be converted into an option to purchase the same number of shares of the Delaware Company Common Stock with no other changes in the terms and conditions of such options. The Company’s other employee benefit arrangements will be continued by the Delaware Company upon the terms and subject to the conditions then in effect.
CERTIFICATES FOR SHARES IN THE COMPANY WILL AUTOMATICALLY REPRESENT SHARES IN THE DELAWARE COMPANY UPON COMPLETION OF THE MERGER, AND SHAREHOLDERS WILL NOT BE REQUIRED TO EXCHANGE STOCK CERTIFICATES AS A RESULT OF THE REINCORPORATION.
     The Reincorporation will not result in any change in the business, location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of Company employees, including the Company’s management. The consolidated financial condition and results of operations of the Delaware Company immediately after consummation of the Reincorporation will be the same as those of the Company immediately prior to the consummation of the Reincorporation. The capitalization of the Company immediately after consummation of the Reincorporation will be the same as immediately prior to the consummation of the Reincorporation. In addition, upon the effectiveness of the Merger, the Board of the Delaware Company (“the “Delaware Company Board”) will consist of those persons elected to the current Board of the Company and the individuals serving as executive officers of the Company immediately prior to the Reincorporation will continue as executive officers of the Delaware Company. Upon effectiveness of the Reincorporation, the Delaware Company will be the successor in interest to the Company and the Shareholders will become stockholders of the Delaware Company (the “Stockholders”).
     The Reincorporation Agreement provides that the Board may abandon the reincorporation at any time prior to the Effective Time if the Board determines that the Reincorporation is inadvisable for any reason. For example, Delaware Law or Arizona Law may be changed to reduce the benefits that the Company hopes to achieve through the Reincorporation, or the costs of operating as a Delaware corporation may be increased, although the Company does not know of any such changes that are contemplated. The Reincorporation Agreement may be amended at any time prior to the Effective Time, subject to applicable law, provided, however, that the principal portions of the Reincorporation Agreement may not be amended without shareholder approval.
Principal Reasons for the Reincorporation; Recommendation
     Predictability, Flexibility and Responsiveness to Corporate Needs. Delaware has adopted comprehensive and flexible corporate laws which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. In addition, Delaware offers a system of specialized chancery courts to deal with corporate law questions. These courts have developed considerable expertise in dealing with corporate issues as well as a substantial and influential body of case law construing Delaware’s corporate law. In addition, the Delaware Secretary of State is particularly flexible, expert and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major American corporations and Delaware law and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that Delaware law will provide greater efficiency, predictability and flexibility in the Company’s legal affairs than is presently available under Arizona law.
     Directors and Officers. The Board believes that reincorporation under Delaware law will enhance the Company’s ability to attract and retain qualified directors and officers as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. The law of Delaware offers greater certainty and stability from the perspective of those who serve as corporate officers and directors. The intense competition that has characterized the communications products and services industry has greatly expanded the challenges and risks facing the directors and officers of companies within the communications products and services industry. To date, the Company has not experienced difficulty in retaining directors or officers. However, as a result of the significant potential liability and relatively small compensation associated with service as a director, the Company believes that the better understood, and comparatively stable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, in the recruitment of talented and experienced directors and officers.
     The parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under Arizona law. The Board believes that Delaware law strikes an appropriate balance with respect to personal liability of directors and officers, and that reincorporation in Delaware will enhance the Company’s ability to recruit and retain directors and officers in the future, while providing appropriate protection for shareholders from possible abuses by directors and officers. In this regard, it should be noted that directors’ personal liability is not, and cannot be, eliminated under Delaware law for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit.
     Takeover Response. The Company currently has in place a limited number of measures designed to protect shareholder interests in the event of a hostile takeover attempt against the Company. The Company proposes to include similar measures in the charter and bylaws of the Delaware Company. These measures include a requirement that holders of a substantial percentage of voting stock act together to call a special meeting of shareholders, advance notice provisions for shareholder proposals or director nominations at an annual meeting of shareholders, and the requirement that actions by written consent of shareholders be unanimous. Many of these measures have not been as fully tested in the Arizona courts as in the Delaware courts. As a result, Delaware law affords greater certainty that these measures will be interpreted, sustained and applied in accordance with the intentions of the Board. In general, Delaware case law provides a well developed body of law defining the proper duties and decision making process expected of a Board in evaluating potential and proposed corporate takeover offers and business combinations. The Board believes that these measures and related Delaware law will help the Board to protect the Company’s corporate strategies, to consider fully any proposed takeover and alternatives, and, if appropriate, to negotiate terms that maximize the benefit to the Company’s shareholders.
     Other reasons for the Board’s recommendation of the Reincorporation include the availability in Delaware of statutory protection for Stockholders against potentially unfair business combinations and a greater ability under Delaware Law for a corporation’s Board to exercise influence over the timing of stockholder action. These aspects of Delaware Law are intended both to prevent any potential acquirors of control of the Company from using coercive or abusive takeover-related tactics and to encourage such acquirors to negotiate directly with the Board. The Board believes that the overall effect of the Reincorporation will be to enhance the Board’s ability to consider all appropriate courses of action for the benefit of all Shareholders and to negotiate effectively on their behalf in the context of a takeover attempt, thereby maximizing the benefits of any takeover for all Stockholders.
     The Company is not seeking through this Proposal No. 2 to change the current charter and bylaw provisions of the Company and, except for those changes resulting from differences between Arizona and Delaware law, this Proposal No. 2 does not seek to alter the rights of the Company’s shareholders or the rules by which the Company operates or by which its affairs are governed. The Board recommends that shareholders vote in favor of the Reincorporation.
     As described in Proposal No. 3 in this proxy statement, the Board also is recommending that the shareholders approve changes to the Company’s charter to impose a requirement of a majority approval of disinterested shareholders of any business combination involving the Company and an interested shareholder. The approval of Proposal No. 3 is to be considered and approved separately from the Reincorporation. You may vote in favor of the Reincorporation whether or not you choose to vote in favor of Proposals No. 3.
Possible Negative Considerations
     Notwithstanding the belief of the Board as to the benefits to the Shareholders of the Reincorporation, some Shareholders may find the proposal disadvantageous to the extent it has the effect of discouraging a future attempt to acquire control of the Delaware Company that is not presented to and approved by the Delaware Company Board, but that a substantial number and perhaps even a majority of the Stockholders might believe to be in their best interests or in which Stockholders might receive a substantial premium for their shares over then current market prices. As a result of such effects, Stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, unapproved tender offers and takeover attempts may be made at times and in circumstances that are beneficial to and in the interests of certain Stockholders. Furthermore, a negotiated transaction is not necessarily more advantageous to the Stockholders than a non-negotiated transaction.
     In addition, franchise taxes in Delaware will be greater than in Arizona. See below for a comparison of shareholders’/stockholders’ rights and powers of management and under Delaware and Arizona law.
     The Board has considered the potential disadvantages of the Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.
Differences Between the Corporation Laws of Arizona and Delaware
     In general, the Company’s corporate affairs are governed at present by Arizona Law as well as the Arizona Articles and the Arizona Bylaws, which have been adopted pursuant to Arizona law. As noted above, if the Reincorporation is effected, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than Arizona law and by the Arizona Articles and Arizona Bylaws, will, in effect, be replaced by the Delaware Certificate and the Delaware Bylaws. Accordingly, the differences among these documents and between Delaware and Arizona law are relevant to your decision whether to approve the reincorporation proposal.
     Provisions of Arizona Law and Delaware Law differ in certain respects, and it is not practical to summarize all differences here. A summary of certain differences that may affect the rights and interests of Stockholders in the Delaware Company, however, is set forth below.
     Indemnification and Limitation of Liability. Arizona Law provides that a corporation may indemnify a director or officer of the corporation, or a person who was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another enterprise or employee benefit plan, provided that the person (a) acted in good faith, (b) reasonably believed, in the case of conduct in his official capacity with the corporation, that the conduct was in the best interest of the corporation and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests, and (c) in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful. No indemnification of an officer or director may be made in connection with a proceeding (i) by or in the right of the corporation in which the person has been adjudged to be liable to the corporation, or (ii) in connection with any other proceeding in which the person was adjudged liable on the basis that a financial benefit was improperly received by such a person.
     Under Arizona Law, to the extent that an officer or director has been successful in the defense of the proceeding, he must be indemnified by the corporation for expenses reasonably and actually incurred. Expenses may be paid in advance of the final disposition of a suit upon receipt of the claimant’s written affirmation of good faith belief that he has met the statutory standard of conduct and undertaking to repay such amount if he is not entitled to mandatory indemnification and it is ultimately determined that he did not meet the statutory standard of conduct. Special rules apply to “outside directors” who are neither officers, directors nor 5% stockholders. Unless a court has determined before payment that an outside director failed to meet the statutory standard of conduct, an outside director must be indemnified against liability and his expenses must be paid in advance of a final disposition upon receipt from such outside director of a written affirmation of his good faith belief that he has met the statutory standard of conduct and an undertaking to repay the advance if it is ultimately determined that he did not meet such standard.
     Unless ordered by a court that the person is entitled to mandatory indemnification, or that such person is entitled to indemnification whether or not he has met the statutory standard of conduct or has been adjudged liable (in which case court ordered indemnification is limited to reasonable expenses), indemnification may be made under Arizona Law only upon determination that the person has met the statutory standard of conduct. This determination is made by (i) a majority vote of the directors not at the time parties to the proceeding, (ii) special legal counsel appointed by majority vote of the disinterested directors, or, if there are no disinterested directors, by majority vote of the board, or (iii) by the stockholders, provided that shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination. Arizona Law does not limit a corporation’s power to further indemnify and advance expenses to employees, agents or officers who are not acting as directors, provided that in the case of such officers, indemnification may not be provided for (x) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and

(y) liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or shareholders, or an intentional violation of criminal law.
     Delaware Law permits a corporation to include a provision in its certificate of incorporation, which is included in the Delaware Certificate, which eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty. However, no such provision may eliminate or limit director monetary liability for: (a) breaches of the director’s duty of loyalty to the corporation or its stockholder; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Under Delaware Law, a corporation has the power to indemnify its directors, officers, employees and agents against judgments, settlements, and expenses in any litigation or other proceeding, except a proceeding by, or in the right of, the corporation, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification provisions of Delaware Law require indemnification of a present or former director or officer to the extent that he has been successful on the merits or otherwise in defense of any action or claim. Delaware law also permits indemnification of expenses in a suit by, or in the right of, the corporation if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, subject to court approval if the person is adjudged liable. The Delaware Certificate and the Delaware Bylaws generally require the Delaware Company to indemnify and advance litigation expenses to its directors and officers to the extent permitted by Delaware Law.
     Cumulative Voting for Directors. Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative.
     Under Arizona Law cumulative voting in the election of directors is mandatory. Cumulative voting generally is not available under Delaware Law and is only available if so provided in the corporation’s certificate of incorporation. In order to establish for Stockholders of the Delaware Company a set of rights approximating as closely as possible the rights of the Company’s Shareholders, the Delaware Certificate so provides for cumulative voting.
     Number of Directors. Arizona Law allows the number of persons constituting the Board of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the Board.
     Delaware Law allows the number of persons constituting the Board of a corporation to be fixed by the certificate of incorporation or the bylaws, or fixed in the manner provided in the bylaws. The Delaware Certificate and Bylaws provide that the number of directors shall be determined from time to time exclusively by resolution of the Board.
     The Arizona Bylaws fix the number of directors at nine, or such other number fixed by resolution of the Board. Presently, by virtue of such resolutions, the number of directors is eight. The Delaware Bylaws fix the number of directors at eight, or such other number fixed by resolution of the Board. Accordingly, despite the technical difference in the Delaware Bylaws, there will be no change in the number of directors if the Delaware Bylaws are adopted pursuant to the approval of this proposal.
     Classified Board. Arizona Law and Delaware Law permit, but do not require, the adoption of a classified Board with staggered terms. Neither the Arizona Articles or Bylaws, nor the Delaware Certificate or Delaware Bylaws provide for a classified Board.
     Removal of Directors. Under Arizona Law, a director may be removed with or without cause, unless the articles of incorporation provide they may be removed only for cause, by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting in an election for all members of the affected class of directors. The Arizona Articles do not provide that directors may be removed only for cause.

     Delaware Law provides that any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (i) unless the certificate of incorporation otherwise provides, in the case of a corporation where the board is classified, stockholders may effect such removal only for cause; or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board if there are classes of directors or at an election of the class of directors of which such director is a part.
     Neither the Arizona Articles nor the Delaware Certificate provide that directors may be removed only for cause.
     Vacancies on the Board of Directors. Under Arizona Law, unless the articles of incorporation provide otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, either (i) the shareholders may fill the vacancy, (ii) the board of directors may fill the vacancy, or (iii) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all of the directors remaining in office. If the vacant position was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. If at any time by reason of death or resignation or other cause a corporation has no directors in office, any officer or any shareholder may call a special meeting of shareholders for the purpose of electing directors.
     Under Delaware Law, unless otherwise provided in the certificate of incorporation or bylaws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of directors then in office, even though less than a quorum. Delaware Law also provides that where directors are elected by classes or series of stock, vacancies are to be filled by the remaining directors elected by the class or series in whose directorships the vacancy occurs. The Delaware Certificate and Bylaws provide that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Delaware Company Board for any other reason may be filled only by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of directors, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.
     Shareholder Power to Call Special Meeting. Under Delaware Law, a special meeting of stockholders may be called by the Board or by any other person(s) authorized to do so in the certificate of incorporation or the bylaws. Under Arizona Law a special meeting of shareholders may be called by the Board or the person or persons authorized to do so by the articles of incorporation or bylaws. Arizona Law further provides that special meetings of the shareholders of “issuing public corporations” may be called by (i) the president, (ii) the secretary, (iii) two or more directors, (iv) a person authorized in the articles of incorporation or bylaws, or (v) a shareholder or shareholders holding ten percent or more of the voting power of all shares, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board for that purpose, must be called by twenty-five percent or more of the voting power of all shares.
     Both the Delaware and the Arizona Bylaws authorize the parties listed in (i) through (v) above to call special meetings of shareholders. Both the Arizona Bylaws and Delaware Bylaws provide that any request for a special meeting shall state the purpose or purposes of the proposed meeting and, if submitted by holder of less than twenty-five percent (25%) in amount of the entire capital stock of the Corporation, shall be accompanied by a declaration under penalty of perjury that the meeting is not being held for the purpose of considering any action to directly or indirectly facilitate a “business combination”, including any action to change or otherwise affect the composition of the Board for that purpose.
     Actions by Written Consent of Shareholders. Under Arizona Law and Delaware Law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Arizona law provides that action by written consent is permitted so long as all of the shares outstanding and entitled to vote on the matter provide consent in writing. Delaware Law permits a corporation to eliminate actions by written consent in its certificate of incorporation.

     Both the Arizona Bylaws and Delaware Bylaws provide that written consent is permitted if signed by the holders of all of the shares of outstanding stock entitled to vote with respect to the subject matter of the action.
     Advance Notice Requirement for Shareholder Proposals and Director Nominations. There is no specific statutory requirement under either Arizona Law or Delaware Law with regard to advance notice of director nominations and shareholder proposals. However, both the Arizona and the Delaware Bylaws provide that, in order for a shareholder to propose business to be conducted or to nominate directors for election at an annual meeting of shareholders, such shareholder must provide notice to the Company not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure made, whichever occurs first. Both the Arizona Bylaws and the Delaware Bylaws further provide that, in the year the advance provisions come into effect, if they come into effect less than one hundred (100) days prior to the anniversary date of the immediately preceding annual meeting of shareholders, notice also would be timely if received by the tenth (10th) day following the day on which the advance notice provisions became effective.
     These notice requirements help ensure that shareholders are aware of all proposals to be voted on at the meeting and have the opportunity to consider each proposal in advance of the meeting.
     In addition to the relevant bylaw provisions, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company’s proxy materials must be received not less than 120 days in advance of the date of the proxy statement released in connection with the previous year’s annual meeting.
     Anti-takeover Measures. Delaware Law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with stockholders and other parties than do the laws of many other states. In particular, Delaware Law permits a corporation to adopt a number of measures designed to reduce a corporation’s vulnerability to hostile takeover attempts. Among these measures is the establishment of a stockholder rights plan. While certain types of stockholder rights plans have been upheld by Delaware courts, Arizona courts have yet to decide on the validity of many of such defenses, thus rendering their effectiveness in Arizona less certain. As discussed herein, differences between Arizona and Delaware Law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts.
     As further discussed, some of the anti-takeover provisions of Arizona Law may continue to apply to the Company so long as it is deemed an “issuing public corporation” under Arizona Law. An “issuing public corporation is defined as a public company which is either incorporated in Arizona or has its principal place of business or principal executive office in Arizona and owns or controls assets located within Arizona with a fair market value of at least $1 million and has more than 500 employees residing in Arizona.
     Delaware Business Combination Law. Section 203 of the Delaware Law (“Section 203”) was adopted by Delaware’s legislature to encourage potential acquirors to negotiate with a target company’s Board and, in the absence of successful (or any) negotiations, to provide minority stockholders with protections against certain takeover-related abuses.
     Section 203 regulates certain transactions incident to or following large accumulations of shares, including those made by tender offers. Section 203 may have the effect of significantly delaying a purchaser’s ability to acquire the entire interest sought if such acquisition is not approved by a corporation’s Board. In general, Section 203 prevents an “Interested Stockholder” (defined generally as a person with 15% or more of a corporation’s outstanding voting stock), from engaging in a Business Combination, as defined below, with a Delaware corporation for three years following the date such person became an Interested Stockholder. For purposes of Section 203, the term “Business Combination” includes, without limitation: (a) mergers with the Interested Stockholder; (b) sales or other dispositions to the Interested Stockholder (except proportionately with the corporation’s other stockholders) of assets of the corporation or a subsidiary having a market value equal to 10% or more of the aggregate market value of the corporation’s consolidated assets or its outstanding stock; (c) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the Interested Stockholder’s proportionate ownership of any class or series of the corporation’s or such subsidiary’s stock); (d) any transaction involving the corporation or a subsidiary that increases the proportionate share of the stock or convertible security of the corporation or such subsidiary owned by the Interested Stockholder (except as a result of immaterial adjustments or any purchase or redemption of stock not caused by the Interested Stockholder) or (e) receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.
     The three-year moratorium imposed on Business Combinations with Interested Stockholders by Section 203 does not apply if, among other things: (a) prior to the date on which such stockholder becomes an Interested Stockholder the Board approves either the Business Combination or the transaction that resulted in the person becoming an Interested Stockholder; (b) the Interested Stockholder owns 85% of the corporation’s voting stock upon consummation of the transaction that made him or her an Interested Stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide “confidentially” (e.g., by giving confidential instructions to a plan’s trustee) whether to accept a tender or exchange offer); or (c) on or after the date such person becomes an Interested Stockholder, the Board approves the Business Combination and it is also approved at a stockholder meeting by holders of two-thirds (66 2/3%) of the voting stock not owned by the Interested Stockholder.
     Under Section 203, the restrictions described above do not apply if, among other things, the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Delaware Certificate does not opt out of the statute.
     Arizona Business Combinations Law. Arizona law contains a provision (the “Business Combinations Provision”) which provides that, subject to certain exceptions specified therein, an issuing public corporation may not engage in any “business combination” (as defined) or vote, consent or otherwise act to authorize a subsidiary of the issuing public corporation to engage in any business combination with respect to, proposed by or on behalf of or pursuant to any agreement, arrangement or understanding with any “interested shareholder” (as defined below) of the issuing public corporation or any affiliate or associate of the interested shareholder for a three-year period following the date that such shareholder becomes an interested shareholder unless prior to such date (the “Shares Acquisition Date”) a committee of the Board, formed in the manner described below (the “Business Combinations Committee”), approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.
     After such three-year period, the issuing public corporation may engage in such transactions only if (i) prior to the Shares Acquisition Date, the Board of the issuing public corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (ii) the business combination is approved by the affirmative vote of the shareholders holding a majority of the voting power of all shares, excluding shares beneficially owned by the interested shareholder or any affiliate or associate of the interested shareholder; or (iii) the business combination meets certain conditions relating to price and form of consideration.
     The Business Combinations Provision provides that the Business Combinations Committee shall be comprised of all of the “disinterested” directors (as defined below) of the issuing public corporation, except that if there are no disinterested directors the Board must select three or more disinterested persons to be committee members. For purposes of the Business Combinations Provision, an interested shareholder is defined to include (i) any person that is the owner of 10% or more of voting power of the outstanding shares of the issuing public corporation or (ii) any affiliate or associate of the issuing public corporation that at any time within the three-year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the issuing public corporation. For purposes of the Business Combinations Provision, a director or person is deemed to be disinterested if the director or person is not an interested shareholder, an affiliate or associate of an interested shareholder or a present or former officer or employee of the issuing public corporation or of an affiliate or associate of the issuing public corporation or of the interested shareholder. An issuing public corporation may amend its articles of incorporation or bylaws, with the approval of shareholders holding a majority of the outstanding voting power of all shares, excluding shares beneficially owned by an interested shareholder whose Share Acquisition Date is prior to the effective date of such amendment from the restrictions imposed under the Business Combinations Provision.

     Compensation Agreements. Arizona law provides that during any tender offer or request or invitation for tenders of any class or series of shares of an issuing public corporation, the issuing public corporation may not enter into or amend agreements containing provisions that increase the current or future compensation of any officer or director of the issuing public corporation, other than routine increases in compensation or other routine compensation agreements undertaken in the ordinary course of the issuing public corporation’s business. Delaware law does not contain a similar provision.
     Control Share Acquisitions. Arizona law contains a provision (the “Control Share Acquisitions Provision”) that generally provides that if any person or group of persons (a “Purchasing Person”) acquires shares of an issuing public corporation that, when added to all other shares of the issuing public corporation beneficially owned by the Purchasing Person, would result in the percentage of the corporation’s voting power that the Purchasing Person is entitled to exercise, or direct the exercise, being increased above certain specified levels (one-fifth, one-third or a majority) of the shares of the corporation, then the Purchasing Person will not have the right to vote the shares in excess of that level, except for the election of directors (the “Excess Shares”) unless such voting rights are approved by the holders of a majority of the voting power of all shares, excluding all shares beneficially owned by the Purchasing Person or its affiliates or associates or by any officer or director of the issuing public corporation. In addition, unless otherwise provided in the articles of incorporation or in bylaws approved by the shareholders, the issuing public corporation may call for redemption of all but not less than all of the Excess Shares at a redemption price equal to the market value of the shares at the time the call of redemption is given if either (i) the Purchasing Person fails to deliver certain written information to the issuing public corporation by the tenth day after crossing the specified level; or (ii) the shareholders vote not to accord voting rights to such shares. The Purchasing Person must submit for the approvals described above each time such shareholders seek to acquire the power to vote shares at the next level. Delaware law does not contain a provision similar to the Control Share Acquisition Provision.
     Duties of Directors. Arizona Law provides that, in discharging the duties of the position of director with respect to corporate takeovers, a director of an issuing public corporation must consider the long-term as well as the short-term interests of the corporation and its shareholders including the possibility that these interests may be best served by the continued independence of the corporation. Delaware law does not contain such a provision.
     Limitation of Share Repurchase. Under Arizona Law, an issuing public corporation may not purchase or agree to purchase any shares from a beneficial owner of more than 5% of the voting power of the issuing public corporation for more than the “average market price” (as defined) of the shares if the shares have been beneficially owned by the beneficial owner for less than three years unless either (i) the purchase or agreement to purchase is approved at a meeting of shareholders by the affirmative vote of a majority in interest of the outstanding shares excluding shares beneficially owned by the beneficial owner, its affiliates or associates or by any officer or director of the issuing public corporation; or (ii) the issuing public corporation makes an offer, of at least equal value per share, to all holders of shares of such class or series and to all holders of any class or series into which the shares may by converted. Delaware law does not contain a similar provision.
     There can be no assurance that the Board would not adopt any further anti-takeover measures available under Delaware Law (some of which may not require stockholder approval). The availability of anti-takeover measures under Delaware Law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company’s stockholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such transactions may not have the opportunity to do so. Stockholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of stockholders of the Delaware Company compared with the rights of shareholders of the Company.
     Amendment of Bylaws. The Arizona Bylaws and Delaware Bylaws may be repealed, altered or amended, and new bylaws may be enacted by the Board or by the holders of a majority in interest of the outstanding stock of the Company.
     Inspection of Shareholder Lists. Arizona Law provides that any shareholder of at least six months or the holder of a beneficial interest of 5% or more of the outstanding stock has a right to inspect the Company records, including shareholder lists. Arizona law also provides that any shareholder has a right to inspect the Company’s shareholder list in anticipation of a noticed shareholder meeting.

     Delaware Law permits any stockholder of record to inspect the stockholder list for any purpose reasonably related to that person’s interest as a stockholder and, under certain circumstances, to inspect the books and records of the corporation.
     Appraisal Rights. Arizona Law grants to shareholders the right to dissent in the case of (i) consummation of a plan of merger if the shareholder is entitled to vote on the merger or the corporation is a subsidiary that is merged with its parent, (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan, (iii) a sale or exchange by a corporation of all or substantially all of its property and assets not made in the usual and regular course of its business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of a sale be distributed to the shareholders in accordance with their respective interest within one year after the date of sale, (iv) an amendment of the articles of incorporation that materially adversely affects rights in respect of a dissenter’s shares, and (v) any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the Board provides for dissenter’s rights. Notwithstanding the foregoing, unless the corporation’s articles of incorporation provide otherwise, the holders of shares listed on a national securities exchange or the Nasdaq National Market or held of record by at least 2,000 shareholders do not have the right to dissent from such corporation action.
     Delaware Law grants appraisal rights only in the case of a merger or consolidation and not in the case of a sale or exchange of assets, regardless of the number of shares of stock being issued. Such appraisal rights are not available: (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (b) with respect to a merger or consolidation by a corporation the shares of which are either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.
     Delaware Law does not provide stockholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock in exchange for assets or stock or in a merger with a subsidiary.
     Because the Company’s Common Stock is currently listed on the Nasdaq National Market, appraisal rights will not be available under Arizona Law to the Company’s shareholders in connection with the reincorporation in Delaware.
     Dividends and Redemptions. Under Arizona Law, the directors of every corporation are permitted, subject to the articles of incorporation, to make distributions to shareholders unless, after giving effect to such a distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the dissolution rights of shareholders whose preferential rights are superior to those receiving the distribution.
     Delaware Law allows the payment of dividends out of surplus (including paid-in and earned surplus) or, in certain circumstances, out of net profits for the current and immediately preceding fiscal years. Shares may be redeemed or repurchased out of surplus, or, in limited circumstances, out of capital. The Company expects that its ability to pay cash dividends in accordance with its prior practices will not be affected by the Reincorporation.
     Dissolution. Under Arizona Law, the Board is required to recommend dissolution to the shareholders and the shareholders entitled to vote shall approve the proposal by a majority in interest of the outstanding shares unless the articles of incorporation requires a greater vote. The Arizona Articles do not require a greater vote.

     Under Delaware Law, dissolution requires either the approval of the Board and a majority of the outstanding shares, or unanimous approval of the stockholders.
Interests of the Company’s Directors and Officers
     The Company’s shareholders should be aware that reincorporation in Delaware may be of benefit to the Company’s directors by reducing the directors’ potential personal liability and increasing the scope of permitted indemnification, by strengthening the directors’ ability to resist a takeover bid, and in other respects. The Reincorporation is not intended to and will not affect the rights of any parties to any of the lawsuits to which the Company is a party. The interests of the Board in recommending the Reincorporation may therefore be in conflict with the interests of the shareholders, and the interests of the Board, management and affiliated shareholders in voting on the Reincorporation proposal may not be the same as those of unaffiliated shareholders.
Federal Income Tax Consequences of the Reincorporation
     The following discussion addresses certain federal income tax considerations that are generally applicable to holders of Common Stock of the Company who receive Common Stock of the Delaware Company in exchange for their Common Stock of the Company in the Reincorporation. This discussion does not address all of the tax consequences of the Reincorporation that may be relevant to particular of the Company’s shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are foreign persons, who do not hold their Common Stock of the Company as Capital Assets or who acquired their Common Stock of the Company through stock option or stock purchase programs or in other compensatory transactions. The tax consequences to holders of options to acquire Common Stock of the Company are also not discussed herein. In addition, the following discussion does not address the tax consequences of transactions effected prior to or after the Reincorporation (whether or not such transactions are in connection with the Reincorporation). Finally, no foreign, state or local tax considerations are addressed herein. Accordingly, the Company’s shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Reincorporation and related transactions, including the applicable federal, state, local and foreign tax consequences to them of the Reincorporation and such related transactions.
     The following discussion is based on the interpretation of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service (the “IRS”) is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Reincorporation to the Company, the Delaware Company and/or the Company’s shareholders. A ruling from the Internal Revenue Service will not be requested in connection with the Reincorporation.
     Subject to the limitations, qualifications and exceptions described herein, and assuming the Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code (a “Reorganization”), the following federal income tax consequences will generally result:
■	No gain or loss will be recognized by holders of the Common Stock of the Company upon receipt of Common Stock of the Delaware Company pursuant to the Reincorporation;

■	The aggregate tax basis of the Common Stock of the Delaware Company received by each shareholder of the Company in the Reincorporation will be equal to the aggregate tax basis of the Common Stock of the Company surrendered in exchange therefor;

■	The holding period of the Common Stock of Delaware Company received by each shareholder of the Company will include the period for which such shareholder held the Common Stock of the Company surrendered in exchange therefor, provided that such Common Stock of the Company was held by such shareholder as a capital asset at the time of the Reincorporation; and

■	No gain or loss will be recognized by the Company or Delaware Company as a result of the Reincorporation.

     A successful IRS challenge to the Reorganization status of the Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of Common Stock of the Company exchanged in the Reincorporation equal to the difference between the shareholder’s basis in such share and the fair market value, as of the time of the Reincorporation, of the Common Stock of the Delaware Company received in exchange therefor. In such event, a shareholder’s aggregate basis in the shares of Common Stock of the Delaware Company received in the exchange would equal the fair market value of such shares at the time of the Reincorporation, and the shareholder’s holding period for such shares would begin the day after the Reincorporation.
     The Company’s shareholders will be required to attach a statement to their tax returns for the year of the Reincorporation that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include, among other things, the shareholder’s tax basis in the shareholder’s Common Stock of the Company and a description of the Common Stock of the Delaware Company received.
Other Regulatory Requirements
          Except as set forth above, no federal or state regulatory requirements must be complied with nor must approvals be obtained in connection with the Reincorporation, except under federal securities laws applicable to proxy solicitations.
Rule 144
     Under Rule 144 under the Securities Act of 1933, as amended, the holding period for the Delaware Company Common Stock received in exchange for Company Common Stock will include the period during which Company Common Stock was held.
Required Approvals
     The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock, is required for approval of the Reincorporation.
THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 2.
TO APPROVE A SPECIAL RESOLUTION AUTHORIZING THE COMPANY’S BOARD OF DIRECTORS TO EFFECT AN AMENDMENT TO THE COMPANY’S CHARTER DOCUMENTS REQUIRING THE APPROVAL OF A MAJORITY OF DISINTERESTED SHAREHOLDERS TO EFFECT CERTAIN BUSINESS COMBINATION TRANSACTIONS INVOLVING INTERESTED PARTIES
(Proposal No. 3)
The Board recommends that the shareholders approve a special resolution authorizing the Board to amend the Arizona Articles, or, in the event that Proposal No. 2 is approved, include in the Delaware Certificate a provision, to require the approval of a majority of the disinterested shareholders to effect certain business combination transactions involving shareholders holding 15% or more of the Company’s stock (“Interested Shareholders”).
The Board believes that such a provision is in the best interests of the shareholders because it may have the effect of delaying an Interested Shareholder’s ability to acquire the corporation and because it would require an Interested Shareholder to seek significant agreement from other shareholders, helping to deflect abusive takeover tactics and helping ensure that shareholders and the Board have the means and opportunity to obtain the best price and the most favorable terms for any proposed takeover of the Company.
The proposed provision has been drafted to mirror in many respects Section 203 of the Delaware Law, as described in detail in Proposal No. 2. The principal differences between the statutory regime and the proposed charter provision are (i) that the charter provision would apply to all Interested Shareholders, regardless of when such an Interested shareholder acquired a 15% interest in the Company’s voting stock or for how long such an Interested Shareholder has held such interest and (ii) rather than requiring the approval of two-thirds of the disinterested shareholders to consummate a business transaction as required by Section

203 of the Delaware Law, the proposed provision would require the approval of only a majority of disinterested shareholders. The Board believes that these alterations will provide wider protections against takeover abuses by Interested Shareholders than those afforded by statute without imposing more onerous approval burdens.
Due to the increased burden it places on takeover attempts, the provision may have the effect of discouraging a future attempt to acquire control of the Company that is not presented to and approved by the Board, but that a substantial number of the shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over then current market prices. As a result of such effects, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, unapproved tender offers and takeover attempts may be made at times and in circumstances that are beneficial to and in the interests of certain shareholders. Furthermore, a negotiated transaction is not necessarily more advantageous to the shareholders than a non-negotiated transaction.
If this Proposal No. 3 is approved, the Board will be authorized to include in the Arizona Articles (or the Delaware Certificate if Proposal No. 2 related to the Reincorporation is approved) a proposal substantially as set forth on Annex D, as adjusted for the Arizona Articles or the Delaware Certificate, as applicable.
THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 3.
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 4)
     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2006. Although Inter-Tel is not required to seek shareholder ratification of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will reconsider the appointment.
     Ernst & Young LLP has issued its report, included in the Company’s Form 10-K, on the consolidated financial statements of the Company for the year ending December 31, 2005. Ernst & Young LLP has served as the Company’s independent auditors in every year in which the Company’s stock has been publicly traded.
     Before selecting Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing.
Fees Billed by Ernst & Young LLP During Fiscal 2005 and 2004.
     The Audit Committee has established a policy of pre-approving audit and non-audit services provided by the auditors of Inter-Tel. Each of the fees for services listed below for 2005 were pre-approved by Inter-Tel’s Audit Committee. The Audit Committee’s review included matters to be considered under the rules of the SEC, including the nature and extent of non-audit services, to ensure that the auditors’ independence would not be impaired. The Audit Committee expressed its satisfaction with Ernst & Young LLP in all of these respects. The Audit Committee of our board of directors has determined that the provision of services by Ernst & Young LLP other than for audit related services is compatible with maintaining the independence of Ernst & Young LLP as our independent auditors.

     The following table sets forth the approximate aggregate fees billed by Ernst & Young LLP to Inter-Tel during fiscal 2005 and 2004:

	2005	2004
Audit Fees (1)
Audit of consolidated financial statements	$283,000	$231,000
Sarbanes-Oxley section 404 attestation of internal controls	431,000	439,000
Statutory audit of Lake Communications	42,000	—
Timely quarterly reviews	62,000	55,500

Total Audit Fees	818,000	725,500

Audit-Related Fees (2)
Consultation on SEC matters	—	2,200
Section 404 assistance	—	5,500

Total Audit-Related Fees	—	7,700

All Other Fees (2)
Form S-8, Stock Options and Other	2,500	2,500

Total All Other Fees	2,500	2,500

Total Fees	$820,500	$710,700

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.
     The Company did not engage Ernst & Young LLP to provide any separate information technology services during the fiscal years ended December 31, 2005 or 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
     The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Ernst & Young LLP.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2006.
SHAREHOLDER PROPOSALS
The Company has received notice that Mr. Mihaylo intends to introduce the following resolutions at the Annual Meeting:
      1. That the shareholders of the Company urge the Board of Directors to arrange for the prompt sale of the Company to the highest bidder.
      2. That the amendments to Section 2.5 of the Bylaws of the Company adopted by the Board of Directors on February 21, 2006, relating to the calling of a special meeting of shareholders for the purpose of considering any action to directly or indirectly facilitate a “business combination,” be repealed.
      3. That Section 2.12 of the Bylaws of the Company adopted by the Board of Directors on March 29, 2006, providing for notice requirements on the part of shareholders bringing business before an annual meeting of the Company’s shareholders, be repealed in its entirety.
      4. That Section 2.13 of the Bylaws of the Company adopted by the Board of Directors on March 29, 2006, requiring shareholders nominating directors for election at an annual meeting of the Company’s shareholders to provide the Company with advance notice of such nominations, be repealed in its entirety.
      5. That the Bylaws of the Company be amended to require the unanimous vote of all members of the Board of Directors in order to adopt any amendment to the Bylaws that could have an anti-takeover effect, including, without limitation, any advance notice requirements for the election of directors or the conduct of business at shareholder meetings or any change in the ability of shareholders to call a special meeting of shareholders.
      6. That each and every provision of the Bylaws of the Company adopted by the Board of Directors after March 29, 2006, and prior to the adoption of this resolution, be repealed.
THE BOARD OF DIRECTORS BELIEVES THAT MR. MIHAYLO’S PROPOSED RESOLUTIONS ARE NOT IN THE SHAREHOLDERS’ BEST INTERESTS AND OPPOSES SUCH RESOLUTIONS.
MR. MIHAYLO MAY SOLICIT YOUR PROXY IN FAVOR OF THE FOREGOING RESOLUTIONS. WE STRONGLY RECOMMEND THAT YOU REJECT MR. MIHAYLO’S PROPOSED RESOLUTIONS AND URGE YOU NOT TO SIGN OR RETURN ANY PROXY CARD THAT MR. MIHAYLO MAY SEND YOU. WE URGE YOU TO DISREGARD ANY SUCH PROXY SOLICITATION AND TO SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT TODAY IN THE POSTAGE PAID ENVELOPE PROVIDED.
CORPORATE GOVERNANCE AND OTHER MATTERS
Board Meetings and Committees
          The Board of Directors of the Company held a total of four (4) regularly scheduled meetings during the fiscal year ended December 31, 2005 and six (6) special meetings. The Board of Directors has Audit, Compensation, and Corporate Governance and Nominating Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The Board of Directors also held numerous special board meetings and special committee and special subcommittee meetings during 2005. The information provided below describes each committee, its current membership, the number of meetings held during fiscal year 2005 and its function.
          During the fiscal year ended December 31, 2005, each director attended all of the Board meetings with the following exception: Ms. Winkler was unable to attend the board meeting on April 26, 2005 due to a prior commitment. Dr. Roland Haden served as a member of the Board from the beginning of 2005 through his resignation effective November 1, 2005; Dr. Haden attended all of the Board meetings during his tenure in 2005.

Director Independence
     The Board of Directors has determined that each of its current directors, including all directors standing for re-election, except the Chief Executive Officer, has no material relationship with Inter-Tel and is independent within the meaning of the NASDAQ Stock Market, Inc. (“Nasdaq”) director independence standards, as currently in effect and as they may be changed from time to time.
Audit Committee
     The Audit Committee of the Board of Directors consists of directors Chapman, Anderson, Cappello and Edens and, until July 22, 2005 when he resigned from the Audit Committee, Dr. Roland Haden was also a member of the Audit Committee. Each of the current members of the Committee is independent within the meaning of the Nasdaq director independence standards, as currently in effect, and Dr Haden was independent by such standards during his tenure as well. The Board of Directors has determined that director Chapman is an “Audit Committee financial expert” as defined in SEC rules. Mr. Chapman serves as Chairman of the Audit Committee.
     Pursuant to the Audit Committee Charter, the Audit Committee reviews, acts and reports to the Board of Directors of the Company on various auditing and accounting matters, including the appointment of the Company’s independent auditors, the scope of the Company’s annual audits, fees to be paid to the Company’s independent auditors, the performance of the Company’s independent auditors, the sufficiency of the Company’s internal controls and the Company’s accounting and financial management practices.
     The Audit Committee met four (4) times during the last fiscal year. The Audit Committee also meets with our independent auditors in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee Charter, as amended, is attached as Exhibit A to this Proxy Statement. A report of the Audit Committee is set forth below.
Compensation Committee
     The Compensation Committee currently consists of directors Anderson, Winkler and Rodin. Mr. Rodin joined the committee March 29, 2006. Mr. Edens was a member of the Compensation Committee until July 22, 2005, when Ms. Winkler joined the Committee in his place. Dr. Roland Haden was also a member of the Compensation Committee through the date of his retirement from the board of directors effective November 1, 2005. Each of the members of the Compensation Committee is independent within the meaning of the Nasdaq director independence standards, as currently in effect and as they may be changed from time to time, and Dr. Haden was independent for such purposes during his tenure. The Compensation Committee reviews employee compensation and makes recommendations thereon to the Board of Directors and administers the Company’s stock incentive plans. The Compensation Committee also determines, upon review of relevant information, the employees to whom options shall be granted. Mr. Anderson serves as Chairman of the Compensation Committee. The Compensation Committee met three (3) times during the last fiscal year. The Charter of the Compensation Committee was attached as Exhibit A to Inter-Tel’s Proxy Statement filed on March 18, 2004. A report of the Compensation Committee is set forth below.
Compensation Committee Interlocks and Insider Participation
     During fiscal year 2005, no member of the Compensation Committee was an officer or employee of Inter-Tel. During fiscal year 2005, no member of the Compensation Committee or executive officer of Inter-Tel served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.
Corporate Governance and Nominating Committee
     The Corporate Governance and Nominating Committee consists of directors Edens, Cappello, Chapman, Karol and Winkler, each of whom is independent within the meaning of the Nasdaq director independence standards, as currently in effect and as they may be changed from time to time. The Corporate Governance and Nominating Committee was formed in February 2004 and met five (5) times during the last fiscal year. Mr. Cappello joined the Committee on December 20, 2005. Dr. Roland Haden was also a member of the Committee through the date of his retirement from the board of directors effective November 1,

2005. Mr. Karol joined the committee March 29, 2006. Mr. Edens serves as Chairman of the Corporate Governance and Nominating Committee. The Charter of the Corporate Governance and Nominating Committee was attached as Exhibit B to Inter-Tel’s Proxy Statement filed on March 18, 2004.
     The responsibilities of the Corporate Governance and Nominating Committee include:
•	considering and periodically reporting on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees;

•	developing and recommending corporate governance principles applicable to us;

•	overseeing the evaluation of management, the Board of Directors and the committees thereof; and

•	evaluating and recommending compensation for the Board of Directors.
The Corporate Governance and Nominating Committee will also consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors as described below. In evaluating such recommendations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address our director membership criteria. Any shareholder recommendations proposed for consideration by the Corporate Governance and Nominating Committee should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to:
Inter-Tel, Incorporated
1615 S. 52nd Street,
Tempe, Arizona 85281
Attn: Corporate Secretary.
The procedures for shareholder direct nomination of directors are described in detail in our bylaws, which will be provided to you upon written request. A report of the Corporate Governance and Nominating Committee is set forth below.
Director Qualifications
The Corporate Governance and Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding Inter-Tel values and standards. Director nominees should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.
Identifying and Evaluating Nominees for Director
The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current members of the Board of Directors, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. In evaluating the suitability of the candidates, the committee will consider relevant factors, including, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The committee will evaluate such factors, among others, and considers each individual candidate in the context of the current perceived needs of the board of directors as a whole.
As described above, the Corporate Governance and Nominating Committee will consider properly submitted shareholder recommendations for candidates for the Board of Directors. In evaluating such recommendations, the Corporate Governance and Nominating Committee will use the qualifications standards discussed above and seek to achieve a balance of knowledge, experience and capability on the Board of Directors.
The Board of Directors has final authority on determining the selection of director candidates for nomination to the Board. These policies and procedures may be modified at any time as may be determined by the committee.
Directors Standing for Election for the First Time
Director nominees Steven E. Karol, Robert Rodin and Norman Stout each were appointed by the Board after the 2005 annual meeting of shareholders in order to fill vacancies on the Board. The vacancies filled by the appointment of Messrs. Karol and Rodin were created by the resignation of Dr. Roland Haden from the Board and by a resolution to increase in the total number of directors to eight approved by the Board in February 2006. Mr. Stout was appointed as a member of the Board following a subsequent increase in the total number of directors in February 2006 to nine. In February 2006, Steven G. Mihaylo resigned from the Board and the total number of directors was reduced to eight. As a result, there presently are no vacancies on the Board.
Each of Messrs. Karol, Rodin and Stout has been nominated by the Corporate Governance and Nominating Committee for election at the annual meeting. Prior to becoming our Chief Executive Officer and a director, Mr. Stout was the Company’s Executive Vice President, Chief Administrative Officer and Chief Strategy Officer. Messrs. Karol and Rodin were introduced to the Company and to the Corporate Governance and Nominating Committee by Mr. Cappello, the Chairman of the Board and an outside director. The Corporate Governance and Nominating Committee reviewed numerous candidates prior to nominating Messrs. Karol and Rodin for election to the Board. Mr. Stout was nominated in connection with his appointment as Chief Executive Officer.
Communications with the Board of Directors
Shareholders may communicate with the Board of Directors by submitting an email to financialinfo@inter-tel.com or by writing to us at Inter-Tel, Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, Arizona 85281. Communications received electronically or in writing will be distributed to the chairman of the board or the other members of the board as appropriate depending on the facts and circumstances outlined in the communication received.
Board Attendance at Annual Shareholder Meetings
Although the Company does not have a formal policy regarding attendance by members of the board at the Company’s annual meeting of shareholders, the Company encourages, but does not require, directors to attend. With the exception of Ms. Winkler, all of the Company’s directors attended the 2005 annual meeting of shareholders.
Code of Business Conduct and Ethics
Inter-Tel has a Code of Business Conduct (“Code”) that applies to all of our employees, including our principal executive officer and principal financial and accounting officer. This code is posted on our Internet web site. The Internet address for our web site is http://www.inter-tel.com, and the code may be found as follows:
1.	From our main web page at http://www.inter-tel.com, first click on “Company.”

2.	Then click on “About Inter-Tel”.

3.	Next, click on “Code of Business Conduct.”
We will provide a copy of the Code upon request made by email to financialinfo@inter-tel.com or by writing to us at Inter-Tel, Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, Arizona 85281. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of this Code by posting such information on our web site, at the address and location specified above, and to the extent required, by filing a Current Report on Form 8-K with the SEC disclosing such information.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2005
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and the clarity of the Company’s disclosures in the financial statements.
In addition, the Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, and in particular, SAS 61. Furthermore, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. At each regularly scheduled meeting, the Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.
The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2005. The members of the Audit Committee are Mr. Chapman (Chairman), Mr. Anderson, Mr. Cappello and Mr. Edens, all of whom meet the independence requirements of the Nasdaq stock market. Mr. Cappello joined the Audit Committee on October 17, 2005. Dr. Roland Haden was a member of the Audit Committee through July 22, 2005 and met the independence requirements of the Nasdaq stock market during his tenure. The Board has determined that Mr. Chapman is an Audit Committee financial expert.
Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not Company officers. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by directors in their discretion or at the request of the Board.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed, subject to shareholder ratification, Ernst & Young LLP, as the Company’s independent registered public accounting firm.
AUDIT COMMITTEE:
Jerry W. Chapman (Chairman),
J. Robert Anderson,
Alexander Cappello and
Gary Edens.
February 13, 2006

COMPENSATION COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2005
Executive Compensation Principles
     The Company’s Compensation Committee’s responsibilities include determining the cash and non-cash compensation of executive officers. The Compensation Committee’s policy regarding compensation of the Company’s executive officers is to provide generally competitive salary levels and compensation incentives in order to attract and retain individuals of outstanding ability; to recognize and reward individual performance and the performance of the Company; and to support the Company’s primary goal of increasing shareholder value. Through 2005, except as noted in “Certain Other Benefits” below, non-cash compensation had been limited to stock option grants to purchase Common Stock at fair market value at the grant date and other perquisites. All executive officers and certain employees of the Company have participated in such stock incentive plans. All options to purchase Common Stock were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant. These plans are designed to attract and retain qualified personnel and to tie their performance to the enhancement of shareholder value. Stock options vest at the end of either four or five years from the date of grant.
     Executive officers, together with other permanent Inter-Tel employees, may also participate in the Company’s 401(k) Thrift Savings Plan. All executive officers may also participate in the Inter-Tel Employee Stock Purchase Plan except for Mr. Mihaylo, who is not eligible to participate because he owns greater than 5% of the Company’s Common Stock. Please refer to the “Summary Compensation Table” below for additional information.
Executive Compensation Program for Key Executives
     The total compensation program for executives includes both cash and equity-based compensation. The Compensation Committee determines the level of salary for executive officers and determines the salary or salary ranges based upon periodic reviews of base salary levels for comparable officer positions in similar companies of comparable size. Salary changes are based upon comparable market rates, the Compensation Committee’s assessment of the executive’s performance, and the scope and complexity of the position held.
     At the beginning of 2005, the Compensation Committee considered the Company’s target earnings per share goals and the operating plans of the Company. Consideration included past and anticipated performance, new product and market expectations, assets employed and similar factors. The Compensation Committee set earnings per share performance levels for the consolidated Company, upon which incentives were established for each of the executives. Cash bonus awards, based upon meeting or exceeding such performance levels (limited to a maximum percentage of base salary), were set for each executive officer. With the exception of Mr. Ford, Named Executive Officer bonuses were based entirely on Inter-Tel earnings per share targets. Two-thirds (2/3) of the performance award opportunity for Mr. Ford was based on earnings and other specific measurements within his operating segment of the Company, and one-third (1/3) was based on Inter-Tel earnings per share targets. Maximum bonus awards as a percentage of annual base compensation were set for the Named Executive Officers, as follows:

Maximum 2005 Bonus Award (as a percentage of
Officer	annual base compensation)
Steven G. Mihaylo	125%
Craig W. Rauchle	100%
Norman Stout	100%
Jeffrey T. Ford	100%
Kurt R. Kneip	60%
     For 2005, bonus goals based on earnings per share calculations excluded the impact of in-process research and development charges incurred in connection with acquisitions, to the extent applicable. In addition, the Committee is authorized to use its discretion to revise the calculated bonus amounts upwards or downwards based on any information the Committee deems appropriate.
     The cash bonuses in the Summary Compensation Table reflect the performance of the Named Executive Officers against the targets established at the beginning of each year. No bonuses were earned in connection with earnings per share goals for 2005, although Mr. Ford earned a bonus of $14,261 based on measurements within his operating segment of the Company.
     The Company granted stock options to 3 of the 5 Named Executive Officers during the year ended December 31, 2005. Refer to “Option Grants in Last Fiscal Year” table for additional information.
Certain Other Benefits
     To remain competitive in the market for a high caliber management team, Inter-Tel provides some of its executive officers, including the CEO, with certain fringe benefits, including a car allowance, 401(k) match, selected reimbursement of club dues, selected use of Inter-Tel telephone systems in the home and business use of corporate aircraft. During 2005, $7,938 was included in Mr. Rauchle’s income in connection with travel costs incurred by him and his guest for attendance at company-sponsored business trips. In addition, during 2003, Mr. Rauchle received other compensation related to reimbursement of health and welfare benefits for a family member. The Committee periodically reviews fringe benefits made available to the Company’s executive officers, including the CEO. For additional information regarding fringe benefits made available to the Company’s executive officers, please see “Summary Compensation Table.”
Chief Executive Officer
     The Chief Executive Officer’s salary for 2005 was determined based upon a review of the salaries of Chief Executive Officers of similar companies of comparable size and capitalization and upon a review of the Chief Executive Officer’s performance compared with the prior year and the 2004 budget. The Compensation Committee determined that the CEO’s 2005 maximum bonus opportunity should increase to 125% of base salary compared to 100% of base salary in prior years. For 2006, the Compensation Committee determined that the CEO’s 2006 target bonus opportunity should be 100% of base salary, with a maximum bonus opportunity of 150% of base salary. No stock options were granted to Mr. Mihaylo to purchase Inter-Tel stock during 2005.
COMPENSATION COMMITTEE:
J. Robert Anderson (Chairman) and
Agnieszka Winkler
February 13, 2006
GOVERNANCE AND NOMINATING COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2005
     The Corporate Governance and Nominating Committee is composed of four directors, all of whom meet the Nasdaq director independence standards. The Committee operates under a written charter adopted by the Board of Directors. A copy of the Charter was filed with our proxy dated March 18, 2004 and this proxy may be found on Inter-Tel’s website at http://www.inter-tel.com.
     Composition of Board of Directors/ Nominees
     The Committee recommends to the Board the nominees for all directorships to be filled by the Board. The Committee also reviews and makes recommendations to the Board on matters such as the size and composition of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Between annual shareholder meetings, the Board may elect directors to vacant Board positions to serve until the next annual meeting.
     The Board proposes a slate of nominees for election to the Board at the annual meeting. Shareholders may also propose nominees (other than self-nominations) for consideration by the Committee by submitting the names, qualifications and other supporting information to: Secretary, Inter-Tel, Incorporated, 1615 S. 52nd Street, Tempe, AZ 85281. Properly submitted recommendations must be received at the Company’s principal executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting, to be considered by the Committee for inclusion in the following year’s nominations for election to the Board. Properly submitted candidates will be evaluated in the same manner as those candidates recommended by other sources. All candidates are considered in light of the needs of the Board with due consideration given to the qualifications described below.

Qualifications
     The Committee considers several qualifications when considering candidates for the Board. Among the most important qualities directors should possess are the highest personal and professional ethical standards, integrity and values. Candidates should be committed to representing the long-term interests of all of the shareholders. Directors must also have practical wisdom and mature judgment. Directors must be objective and inquisitive. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should also be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities.
Identification of Directors
     The Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates as directors. It has the sole authority to retain and terminate any search firm to be used to assist it in identifying and evaluating candidates to serve as directors of the Company.
     The Committee identifies candidates through a variety of means, including search firms, recommendations from members of the Committee and the Board, including the Chairman and Chief Executive Officer, and suggestions from Company management. The Committee performs interviews of candidates for further consideration for election to the Board of Directors, and may invite member of management or others to join in such interviews. Upon the recommendation of the Committee, prospective board members are nominated to the Board of Directors for election the Company’s Annual Meeting of Shareholders, or earlier if approved by the Board of Directors.
Corporate Governance and the Code of Business Conduct
     The Committee reviews management’s monitoring of compliance with the Company’s Code of Business Conduct. In addition, the Committee has established a process for shareholders to send communications to the Board, as outlined in the Code of Business Conduct, which may be found on the Company’s website at www.inter-tel.com. See the “Corporate Governance” section below for more information on our corporate governance practices.
Corporate Governance and Nominating Committee:
Gary D. Edens (Chairman),
Alexander Cappello,
Jerry Chapman and
Agnieszka Winkler.
February 13, 2006
Corporate Governance
     Inter-Tel has operated under sound corporate governance practices for many years. We believe it is important to disclose to shareholders a summary of our major corporate governance practices. Some of these practices have been in place for many years. Others have been adopted in response to regulatory and legislative changes. We will continue to assess and refine our corporate governance practices and share them with you.
Director Independence
     A majority of the directors must be independent directors under the Nasdaq rules. The Nasdaq rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted the Nasdaq standards in determining whether or not a director has a material relationship with the Company:
     Based on these independence standards and all of the relevant facts and circumstances, the Board determined that, with the exception of Steven G. Mihaylo, all directors are considered independent.
Committee Charters/ Codes of Ethics
     The Company has published in public filings listed on its website (inter-tel.com) the Charter of each of the Audit, Compensation, and Corporate Governance and Nominating Committees of the Board, as well as its Code of Business Conduct, which apply to all officers and employees. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer and the chief financial officer must be approved by the Board of Directors and would be posted on the Company’s website within four business days of any such waiver or amendment. Copies of each of the committee charters and the codes of ethics referred to above are also available by writing to our Investor Relations Department, 1615 S. 52nd Street, Tempe AZ 85281.
Executive Sessions of Non-Employee Directors
     Independent directors ordinarily meet in executive session without management present at regularly scheduled Board meetings and may meet at other times at the discretion of the presiding independent director or at the request of any non-employee director. Jerry Chapman, an independent director, financial expert and Chairman of the Audit Committee, is the presiding independent director for the executive sessions of non-management directors. Additionally, all of the independent directors meet at least once annually without management or non-independent directors present.
Audit Committee
     The Charter of the Audit Committee provides that a member of the Audit Committee generally may not serve on the audit committee of more than two other public companies. The Board has designated Jerry W. Chapman as an Audit Committee financial expert. Mr. Chapman meets the independence standards for audit committee members under the Nasdaq and SEC rules. The lead partner of the Company’s independent public accountants is rotated at least every five years.
Board Committees
     Only independent directors serve on the Audit, Compensation and Corporate Governance and Nominating Committees, in accordance with the independence standards of the Nasdaq rules and the Company’s Corporate Governance Principles. The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company’s expense.
Communications with the Board / Annual Meeting Attendance
     The Board has established a process by which shareholders may send communications to the Board. For a description of the manner in which you can send communications to the Board, please visit the Company’s website (www.inter-tel.com). All members of the Board are requested to attend the annual meeting, unless unusual circumstances would prevent such attendance. All directors who were then members of the Board attended last year’s annual meeting.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
     The following graph compares the cumulative total return of the Company’s Common Stock with the Nasdaq U.S. Index and the Nasdaq Telecommunications Stocks index from December 2000 to December 2005. Inter-Tel selected the Nasdaq Telecommunications Stock index for comparisons in this second graph and for future comparative periods.
COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG
INTER-TEL, NASDAQ U.S. AND NASDAQ TELECOM INDICES

Legend
Description	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/30/05
INTER-TEL, INCORPORATED	100.0	250.97	274.44	330.52	366.05	276.53
Nasdaq U.S.	100.0	79.32	54.84	81.99	89.22	91.12
Nasdaq Telecommunications Stocks:	100.0	66.54	30.63	50.94	54.32	51.61
(SIC 4800-4899 US & Foreign)
Notes: A. The lines represent monthly index levels derived from compounded daily returns that include all dividends. B. The indexes are re-weighted daily, using the market capitalization on the previous trading day. C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used. D. The index level for all series was set to $100.0 on 12/29/00.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2005. Information is included for both equity compensation plans approved by Inter-Tel shareholders and equity compensation plans not approved by Inter-Tel shareholders.

	Common shares to			Common shares
	be issued upon		Weighted-average	available for future
	exercise of		exercise price of	issuance under equity
	outstanding		outstanding	compensation plans
	options, warrants		options, warrants	(excluding securities
	and rights		and rights	reflected in column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by Inter-Tel shareholders	3,580,508	(1)	$16.18	1,211,807	(2)

Equity compensation plans not approved by Inter-Tel shareholders	275,480	(3)	$18.62	152,076

Totals:	3,855,988		$16.36	1,363,883

(1)	Includes options to purchase shares outstanding under the plans approved by Inter-Tel shareholders. Of these shares, options to purchase 100,800 shares were outstanding from the Inter-Tel 1994 Long-Term Incentive Plan, options to purchase 3,337,208 shares were outstanding from the Inter-Tel 1997 Long-Term Incentive Plan and options to purchase 142,500 shares were outstanding from the 1990 Inter-Tel Director Option Plan.

(2)	Includes shares available for future issuance under the Inter-Tel 1994 Long-Term Incentive Plan, the Inter-Tel 1997 Long-Term Incentive Plan, the 1990 Inter-Tel Director Option Plan and the Inter-Tel 1997 Employee Stock Purchase Plan; excludes securities reflected in column (a). Of these shares, 33,676 shares were available under the 1994 Long-Term Incentive Plan, 708,372 shares were available under the Inter-Tel 1997 Long-Term Incentive Plan, 72,500 shares were available under the 1990 Inter-Tel Director Option Plan and 397,259 shares were available under the Inter-Tel 1997 Employee Stock Purchase Plan. Under the Inter-Tel 1997 Long-Term Incentive Plan, the amount of shares authorized for issuance increases annually by the lesser of (a) 2.5% of the outstanding shares on that date, (b) 750,000 shares (subject to appropriate adjustments for stock splits, dividends, subdivisions, combinations, recapitalizations and like transactions) or (c) a lesser amount as determined by the Inter-Tel Board of Directors.

(3)	As of December 31, 2005, individual options to purchase a total of 275,480 shares had been assumed or issued in connection with acquisition transactions by Inter-Tel, at a weighted average exercise price of $18.62 per share. These options were issued under the Inter-Tel Acquisition Stock Option Plan, which has not been approved by Inter-Tel shareholders.

SECURITY OWNERSHIP OF MANAGEMENT
The following table and footnotes thereto set forth the beneficial ownership of Common Stock of the Company as of the Record Date, by (a) each director and nominee for director of the Company who owned shares as of such date, (b) each of the Named Executive Officers (defined below), (c) all directors and executive officers of the Company as a group and (d) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock:

	Shares of Common Stock Beneficially Owned
	Owned
	Excluding	Right to	Total Number		Percent
Name	Stock Options	Acquire (2)	of Shares (1)		of Total (3)
J. Robert Anderson	20,000	35,000	55,000		*
Alexander Cappello	—	7,500	7,500		*
Jerry W. Chapman	4,069	35,000	39,069	(4)	*
Gary D. Edens	19,792	35,000	54,792		*
Agnieszka Winkler	—	7,500	7,500		*
Norman Stout	18,861	380,333	399,194	(5)	1.5
Craig W. Rauchle	5,898	355,190	361,088		1.3
Jeffrey T. Ford	63,672	134,000	197,672	(6)	*
Kurt R. Kneip	25,078	41,500	66,578	(7)	*

All directors and executive officers as a group (9 persons)	157,370	1,031,024	1,188,394		4.3

Other Beneficial Owners:
Steven G. Mihaylo P.O Box 19790, Reno, NV 89511	5,179,498	—	5,179,498		18.9

Entities Affiliated with Barclays (8) 45 Fremont Street, San Francisco, CA 94105	2,340,549	—	2,340,549	(8)	8.5

Dalton, Greiner, Hartmen, Maher & Co LLC 565 Fifth Ave., Suite 2101, New York, NY 10017	1,356,607	—	1,356,607		4.9

*	Less than 1%.

(1)	Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that all options held by such person (but not those held by any other person) that are exercisable within 60 days from the Record Date have been exercised. All persons named in the table have sole voting and investment power with respect to all shares issuable pursuant to stock options. Unless otherwise noted in subsequent footnotes to this table, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Shares that can be acquired through stock options vested through March 22, 2006, or within 60 days of that date.

(3)	Determined by dividing total number of shares by the sum of the total consolidated outstanding shares on the Record Date of 26,386,651 plus 1,007,383 shares that can be acquired through stock options as identified in item (2) above.

(4)	With respect to 4,069 of these shares, Mr. Chapman shares voting and investment power with his spouse.

(5)	With respect to 18,861 of these shares, Mr. Stout shares voting and investment power with his spouse.

(6)	With respect to 62,417 of these shares, Mr. Ford shares voting and investment power with his spouse.

(7)	With respect to 20,000 of these shares, Mr. Kneip shares voting and investment power with his spouse.

(8)	Based solely upon information contained in a Schedule 13G filed January 31, 2006. Of the total 2,340,549 shares owned, 1,821,669 shares were reported by Barclays Global Investors, NA and 518,880 shares were reported by Barclays Global Fund Advisors. Of these shares, the number of shares to which Barclays has sole power to vote or direct the vote totaled 2,084,456 shares, and sole power to dispose or to direct the disposition of totaled 2,340,549 shares.

DIRECTOR COMPENSATION
On July 22, 2005, Inter-Tel’s board of directors elected Alexander Cappello as the Chairman of the Board of Directors of Inter-Tel effective July 23, 2005. Inter-Tel also revised its director compensation on this same date to provide a quarterly stipend the new non-employee Chairman of the Board. On November 11, 2005, Inter-Tel again revised its director compensation. We did not pay Mr. Mihaylo, who was also an officer of the Company, additional compensation for his service as a director. During 2005, compensation for each non-employee director included the following:

Description	1-1-05 to 7-22-05	7-23-05 to 10-4-05	After 10-4-05
Each regularly scheduled Board of Directors meeting attended	$1,500	$1,500	$2,000
Quarterly stipend for non-chairman committee members	6,000	6,000	6,000
Quarterly stipend for compensation committee chairman	6,500	6,500	6,500
Quarterly stipend for governance and nominating committee chairman	6,500	6,500	6,500
Quarterly stipend for non-employee chairman of the board of directors	n/a	10,500	10,500
Quarterly stipend for audit committee chairman	10,500	10,500	10,500
Each compensation committee meeting attended	1,500	1,500	1,500
Each governance and nominating committee meeting attended	1,500	1,500	1,500
Each audit committee meeting attended	2,000	2,000	2,000
Each meeting of a special committee of the Board or a subcommittee thereof	1,500	1,500	2,000
Each special meeting of the Board or committee of the Board, including unanimous written consents in lieu of board meetings	1,500	1,500	2,000
Expenses of attending Board and Committee meetings	As incurred	As incurred	As incurred
The Company also allows each director to elect to participate in the health benefit plans each year. Directors are offered participation in the same plans offered to employees, subject to payment by each electing director at employee participant rates, plus all applicable co-pays and/or deductibles.
	Participation offered in Company plans	Participation offered in Company plans	Participation offered in Company plans
Director continuing education expenses.	50% of eligible tuition plus expenses	50% of eligible tuition plus expenses	50% of eligible tuition plus expenses
Annual stock option grants to purchase shares of Common Stock, pursuant to the Company’s Director Stock Option Plan (as amended), at the market price five (5) business days after the date of the annual Board meeting	7,500	7,500	7,500

1) Selected board members used the corporate aircraft during 2005 only to attend the Company’s board meetings

The following fees were paid to non-employee directors for board services during the fiscal year ended December 31, 2005 (such fees exclude expense reimbursements, other benefits, and the value of stock options granted during 2005):

		Total 2005
Director		Fees
Alexander Cappello	Chairman of the Board and member of the Audit Committee and Corporate Governance and Nominating Committee	$74,000

J. Robert Anderson	Board member, Chairman of the Compensation Committee and member of the Audit Committee	$86,500

Jerry W. Chapman	Board member, Chairman of the Audit Committee and member of Corporate Governance and Nominating Committee	$95,000

Gary D. Edens	Board member, Chairman of the Corporate Governance and Nominating Committee and member of the Audit Committee	$82,000

Dr. Roland Haden	Former Board member, member of the Audit Committee and Compensation Committee (resigned effective November 1, 2005)	$58,000

Agnieszka Winkler	Board member, member of the Compensation Committee and Corporate Governance and Nominating Committee	$67,500

EXECUTIVE COMPENSATION
     The following Summary Compensation Table sets forth the compensation earned for services rendered to the Company during the fiscal years 2005, 2004 and 2003 by the Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers of the Company at the end of 2005 and whose aggregate salary and bonus in fiscal 2005 exceeded $100,000 (the “Named Executive Officers”).
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation	All
				Awards;	Other
		Salary	Bonus	Securities	Compensation
Name and Position	Year	($)	($) (2)	Underlying Options (#)	($) (3)
(a)	(b)	(c)	(d)	(g)	(i)
Steven G. Mihaylo (1)(4)(5)	2005	350,000	—	—	6,000
Chief Executive Officer	2004	315,000	—	—	6,000
	2003	315,000	46,707	—	6,032

Norman Stout (1)(4)(5)	2005	335,000	—	70,000	16,247
Exec. Vice President, Chief	2004	315,000	—	—	18,729
Administrative Officer and Chief Strategy Officer	2003	315,000	46,707	100,000	15,998

Craig W. Rauchle (4)(5)	2005	335,000	—	70,000	47,201
President and	2004	315,000	—	—	16,574
Chief Operating Officer	2003	315,000	46,707	100,000	50,610

Jeffrey T. Ford (4)(5)	2005	281,000	14,261	15,000	6,291
Sr. Vice President and	2004	263,000	107,659	—	11,905
Chief Technology Officer	2003	263,000	88,894	10,000	5,030

Kurt R. Kneip (5)	2005	201,000	—	—	6,029
Sr. Vice President and	2004	188,000	—	—	5,857
Chief Financial Officer	2003	188,000	14,726	7,500	5,030

(1)	Mr. Mihaylo resigned as Chief Executive Officer on February 22, 2006 and resigned from the Company’s Board of Directors on March 6, 2006. Norman Stout was named as Chief Executive Officer and as a member of the Board of Directors on February 22, 2006.

(2)	The Compensation Committee set earnings per share performance levels for the consolidated Company, upon which incentives were placed for each of the Named Executive Officers. Cash bonus awards, based upon meeting or exceeding such performance levels and limited to a percentage of base salary, were set for each executive officer. The maximum bonuses ranged from 60 percent to 125 percent as a percentage of base salary, as noted in the table below. For each of the officers except for Jeff Ford, the bonus to be earned was dependent entirely on meeting established earnings per share goals. Mr. Ford’s 2005 bonus was determined one-third on meeting the earnings per share goal and two-thirds on meeting divisional targets. The bonuses are earned on a sliding scale, with minimum targets that must be met to earn any bonus and maximum targets that must be achieved to earn the highest potential bonus. The bonus payout increases ratably for achievements between the minimum and maximum targets. For 2005, bonus goals based on earnings per share calculations excluded the impact of in-process research and development charges incurred in connection with acquisitions. In addition, although the Committee was authorized to use its discretion to revise the calculated bonus amounts upwards or downwards based on any information the Committee deems appropriate, no adjustments were made for 2005. The specific earnings per share and divisional targets have not been included in this description in order to maintain the confidentiality of the Company’s confidential or commercial business information. Column (d) above reflects net bonuses achieved for these performance targets.

	2005	2005 Maximum Bonus	2005 Maximum Bonus	2005
Name	Salary ($)	Opportunity (%)	Opportunity ($)	Bonus Achieved

Steven G. Mihaylo	350,000	125%	437,500	—
Norman Stout	335,000	100%	335,000	—
Craig W. Rauchle	335,000	100%	335,000	—
Jeffrey T. Ford	281,000	100%	281,000	14,261
Kurt R. Kneip	201,000	60%	120,600	—

(3)	All Other Compensation included in column (i) above for 2005 includes the following:

		401K
Name	Auto Allowance	Match	Club Dues	Other (see below)	Total

2005
Steven G. Mihaylo	6,000	—	—	—	6,000
Norman Stout	6,000	6,291	3,956	—	16,247
Craig W. Rauchle	6,000	5,263	28,000	7,938	47,201
Jeffrey T. Ford	—	6,291	—	—	6,291
Kurt R. Kneip	—	6,029	—	—	6,029

2004
Steven G. Mihaylo	6,000	—	—	—	6,000
Norman Stout	6,000	5,905	6,824	—	18,729
Craig W. Rauchle	6,000	5,465	5,109	—	16,574
Jeffrey T. Ford	—	5,905	—	—	5,905
Kurt R. Kneip	—	5,857	—	—	5,857

2003

Steven G. Mihaylo	6,032	—	—	—	6,032
Norman Stout	6,000	5,030	4,968	—	15,998
Craig W. Rauchle	6,000	5,030	4,195	35,385	50,610
Jeffrey T. Ford	—	5,030	—	—	5,030
Kurt R. Kneip	—	5,030	—	—	5,030

Other: During 2005, $7,938 was included in Mr. Rauchle’s income in connection with travel costs incurred by him and his guest for attendance at company-sponsored business trips. In addition, during 2003, Mr. Rauchle received $35,385 in other compensation related to reimbursement of health and welfare benefits for a family member. No compensation is present under omitted columns (e), (f) and (h).

(4)	Fringe benefits include use of IP telephones or complete Inter-Tel telephone systems in the home. No amounts have been included in the above tables for such use.

(5)	Messrs. Mihaylo, Rauchle, Stout, Ford and Kneip had access to the company aircraft principally for business use. No amounts have been included in the above tables for such use based on the de minimis incremental costs to the Company.

     The following table below sets forth information concerning stock options held or acquired by each of the Named Executive Officers during the year ended December 31, 2005:
AGGREGATED OPTION EXERCISES IN 2005 AND DECEMBER 31, 2005 OPTION VALUES

Value of
	Shares		Number of Unexercised	in-the-money
	Acquired		Options at	options at December 31,
	on	Value	December 31, 2005 (#)	2005 ($) (2)
	Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($) (1)	Unexercisable	Unexercisable
(a)	(b)	(c)	(d)	(i)

Steven G. Mihaylo	—	—	-- / --	-- / --
Norman Stout	200,000	3,354,465	262,600/134,400	1,219,766/1,079,367
Craig W. Rauchle	225,000	4,283,000	317,600/134,400	3,000,568/1,079,367
Jeffrey T. Ford	—	—	119,000/14,000	1,027,785/116,875
Kurt R. Kneip	20,000	366,685	36,000/8,500	359,685/69,155

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	Based upon the market price of $19.57 per share, which was the closing selling price per share of Common Stock on the Nasdaq National Market on the last day of the Company’s 2005 fiscal year, less the option exercise price payable per share.
OPTION GRANTS IN LAST FISCAL YEAR

	Number of				Potential Realizable Value
	Securities	Percent of Total			at Assumed Annual Rates
	Underlying	Options Granted			of Stock Price Appreciation
	Options	To Employees	Exercise	Expiration	for Option Terms (3)
Name	Granted	In Fiscal Year (1)	Price ($/Sh)	Date (2)	5%($)	10%($)
Norman Stout	70,000	9.9%	$19.13	5/3/2015	$842,153	$2,134,181

Craig W. Rauchle	70,000	9.9%	$19.13	5/3/2015	$842,153	$2,134,181

Jeffrey T. Ford	15,000	2.1%	$19.13	5/3/2015	$180,461	$457,324

Increase in market value of the Company’s Common Stock for all shareholders at assumed annual rates of stock price appreciation (as used in the table above) from $19.57 per share, over the ten-year period, based on 26.3 million shares outstanding on December 31, 2005.
5% (to $31.88/sh) $323.2 million	10% (to $50.76/sh) $819.2 million

(1)	The Company granted options to purchase 707,300 shares of Common Stock to employees and directors in fiscal 2005 pursuant to the Company’s 1997 Long Term Incentive Plan and Director Stock Option Plan, in each case as amended. The above listed executive officer option grants vest 1/3 per annum on the anniversary of the grant date over 3 years. All Director Stock Option Plan grants vest six months from the date of grant. The exercise price for each option to purchase Common Stock equals the fair market value of the Common Stock on the date of such grant.

(2)	The term of each option is ten years. Options may terminate before their expiration upon the termination of the optionee’s status as an employee or consultant, or upon the death of the optionee.

(3)	Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year). The assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future stock price growth. Actual gains, if any, on stock option exercises are dependent upon the Company’s future financial performance, overall market conditions and the option holders’ continued employment or consultancy through the vesting period.

Certain Relationships and Related Party Transactions
     In February 2004, our Board of Directors approved two forms of Key Employee Change of Control Severance Agreements (“Change of Control Agreements”), entered into between the Company and each of our executive officers and one other key employee, as set forth in the table below. We entered into Change of Control Agreements with the following executive officers and key employee in March 2004:
Change of Control Severance Agreements

Tier 1 (a)	Tier 2 (b)

Steven G. Mihaylo	Jeffrey T. Ford
Norman Stout	John L. Gardner
Craig W. Rauchle	Kurt R. Kneip

(a)	Refer to Exhibit 10.63 to our Annual Report on Form 10-K filed March 12, 2004 for a copy of the sample Tier 1 Agreement.

(b)	Refer to Exhibit 10.64 to our Annual Report on Form 10-K filed March 12, 2004 for a copy of the sample Tier 2 Agreement.
     As noted, Steven G. Mihaylo resigned as Chief Executive Officer of the Company on February 22, 2006. Accordingly, the Key Employee Change of Control Severance Agreement between Mr. Mihaylo and the Company terminated as of such date, with Mr. Mihaylo receiving no benefits pursuant to the terms of the agreement.
     Inter-Tel Integrated Systems, Inc., a wholly-owned subsidiary of the Company, employs Carter Chapman as one of its Directors of Channel Sales. Carter Chapman is the son of Jerry Chapman, one of the Company’s directors. In fiscal 2005, Carter Chapman’s base salary and incentive-based sales commissions paid by the Company totaled $95,899, and he was granted a stock option to acquire 1,250 shares of Inter-Tel Common Stock at the fair market value on the date of grant in May 2005.
Compliance With Section 16(a) of the Exchange Act
     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     To the Company’s knowledge, based on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with, except as follows: On May 3, 2005, stock options were granted pursuant to the terms of the Director Stock Option Plan to each of the independent directors. The stock options for Agnieszka Winkler were not reported on Form 4 within two business days because Company representatives were unable to obtain a power of attorney to complete the filings because Ms. Winkler was out of the country. For the same reason, the Company was also unable to file Ms. Winkler’s Form 3 on a timely basis.
OTHER MATTERS
     The Board of Directors is not aware of any matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named on the accompanying Proxy will have the authority to vote on those matters in accordance with their own judgment.

By Order of the Board of Directors

Kurt R. Kneip, Secretary
April [___], 2006

EXHIBIT A
INTER-TEL, INCORPORATED
AUDIT COMMITTEE CHARTER, AS AMENDED
FEBRUARY 17, 2003
Organization
This Audit Committee Charter (the “Charter”) governs the operations of the Audit Committee (the “Committee”) of Inter-Tel, Incorporated (“Inter-Tel” or the “Corporation”). The charter will be reviewed and reassessed by the Committee annually, and proposed changes, if any, will be recommended to the Board for approval. The Committee shall be appointed by the Board and shall comprise at least three directors, each of whom shall be qualified to serve on the Committee pursuant to the following requirements (as well as any additional criteria required by the Securities and Exchange Commission (the “SEC”) or NASDAQ:
•	Each member will be an independent director, as defined in (i) NASDAQ Rules and (ii) the rules of the SEC.

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

•	At least one member of the Committee will qualify as a “financial expert,” in accordance with the rules of the SEC.
The Chairman of the Committee (the “Chairman”) shall be designated by the Board, provided, however, that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate the Chairman.
Statement of Purpose
The Committee’s purpose is to:
•	To take such actions as are necessary to monitor: (i) the integrity of the Corporation’s financial reporting, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the internal and independent auditor’s qualifications, independence and performance, and (iv) the Corporation’s internal accounting and financial controls;

•	Outline to the Board improvements made, or to be made, in internal accounting controls;

•	Appoint, determine funding for, and oversee the independent auditors;

•	Prepare the report that the rules of the SEC require be included in the Corporation’s annual proxy statement;

•	Provide the Corporation’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.
It is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, Board of Directors and Corporation Management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and, further, it has the power to retain outside counsel, or other experts, for this purpose.

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Responsibilities and Processes
The primary responsibility of the Committee is to oversee the Corporation’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Corporation’s financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances.
The Committee shall have the following authority and responsibilities. Such authority and responsibilities are set forth as a guide with the understanding that the Committee or the Board may amend or supplement them from time to time as appropriate.
•	Review and approve the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein;

•	Pre-approve audit and non-audit services provided to the Corporation by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible). In this regard, (x) the Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors and (y) the Committee may elect to form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting;

•	Review the performance of the Corporation’s independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

•	Oversee the independence of the Corporation’s independent auditors by, among other things:
o	requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with Independent Standards Board Standard No. 1;

o	actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action in to satisfy itself of the auditors’ independence; and

o	Reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements.
•	Instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Corporation’s independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting);

•	Discuss with the Corporation’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

•	Review and discuss the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors, and the audited financial statements and related MD&A to be included in the

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Corporation’s Annual Report on Form 10-K;
•	Review with management and the independent auditors the Corporation’s interim financial statements and the related MD&A included in Quarterly Reports on Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements;

•	Direct the Corporation’s independent auditors to review before filing with the SEC the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Review with management and the independent auditors weaknesses in internal controls and any significant suggestions for improvements provided to management by the independent auditors;

•	Review before release the unaudited quarterly operating results in the Corporation’s quarterly earnings release, including the use of “pro-forma” or “adjusting” non-GAAP information, as well as financial information and earnings guidance provided to analysts, rating agencies or similar external audiences;

•	Meet at least quarterly with the senior internal auditing executive and the independent auditor in separate executive sessions;

•	Request from the Corporation that appropriate funding be provided, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisor employed by the Committee;

•	Provide a report in the Corporation’s proxy statement;

•	Unless submitted to another comparable independent body of the Board, as and to the extent required under applicable federal securities laws and related rules and regulations, and/or the NASDAQ Marketplace Rules, related party transactions shall be submitted to the Committee for review and the Committee shall approve or disapprove such related party transactions;

•	Obtain from the Corporation’s independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

•	Establish procedures for receiving, retaining and treating complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Report regularly to the Board on its activities, as appropriate.
The Committee, as necessary or appropriate, shall also:
In regards to Financial Statement and Disclosure Matters:
•	Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements;

•	Receive periodic reports from the Corporation’s independent auditors and management of the Corporation regarding the review, selection, application and disclosure of Corporation’s significant accounting policies;

•	Review with management and the Corporation’s independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

•	Review the adequacy and effectiveness of the Corporation’s accounting, disclosure and internal control policies and procedures through inquiry, discussion and periodic meetings with the Corporation’s independent auditors and management of the Corporation and to review before release the disclosure

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regarding such system of internal controls required under SEC rules to be contained in the Corporation’s periodic filings and the attestations or reports of the independent auditors relating to such disclosure;
•	Review with management the Corporation’s administrative, operational and accounting internal controls, and advise the Board as to any concerns regarding whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;
     In regards to Oversight of the Company’s Relationship with the Independent Auditor:
•	Review the independent auditors’ most recent internal and external quality control review (if applicable);

•	Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities, and monitor such plan’s progress and results during the year;

•	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor;

•	Review with management the guidelines/practices for the Corporation’s hiring of employees of the independent auditor who were engaged on the Corporation’s account;
     In regards to Compliance Oversight Responsibilities:
•	Oversee compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Review with management and the independent auditor any correspondence with regulators or governmental agencies or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies;

•	Meet with the general counsel and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

•	Review the Corporation’s program to monitor compliance with the Corporation’s Code of Conduct or similar ethics code (including policies related to conflicts of interest), and meet periodically with the Corporation’s Compliance Officer to discuss compliance with the Code of Conduct, including the review of reports and disclosures of insider and affiliated party transactions;

•	Review, in conjunction with counsel, any legal matters that could have a significant impact on the Corporation’s financial statements;

•	Provide oversight and review at least annually of the Corporation’s risk management policies, including its investment policies; and
     and, in General:
•	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.
While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.
Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board. Members of the Committee may not receive any compensation from the

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Corporation except the fees that they receive for service as a member of the Board or any committee thereof.
MEETINGS
The Committee will meet as often as it determines, but not less frequently than once quarterly. The Committee, in its discretion, will ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Corporation at such times as it deems appropriate in order to review the financial affairs of the Corporation. The Committee will meet periodically in separate executive session with the independent auditors as well as any internal auditors of the Corporation at such times as it deems appropriate in order to review the financial controls of the Corporation and to otherwise fulfill the responsibilities of the Committee under this charter. The Committee may also meet with the Corporation’s investment bankers or financial analysts who follow the Corporation.
MINUTES
The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

/s/ Jerry Chapman	,	Audit Committee Chair

Jerry Chapman

/s/ J. Robert Anderson	,	Audit Committee Member

J. Robert Anderson

/s/ Gary D. Edens	,	Audit Committee Member

Gary D. Edens

/s/ Dr. C. Roland Haden	,	Audit Committee Member

Dr. C. Roland Haden
February 17, 2003

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ANNEX A
REINCORPORATION AGREEMENT
AGREEMENT AND PLAN OF MERGER AND REINCORPORATION
BETWEEN
INTER-TEL, INCORPORATED, A DELAWARE CORPORATION, AND
INTER-TEL, INCORPORATED, AN ARIZONA CORPORATION
     THIS AGREEMENT AND PLAN OF MERGER AND REINCORPORATION, dated as of May ___, 2006, (the “Agreement”) is made by and between Inter-Tel, Incorporated, a Delaware corporation (“Inter-Tel Delaware”) and Inter-Tel, Incorporated, an Arizona corporation (“Inter-Tel Arizona”). Inter-Tel Delaware and Inter-Tel Arizona are sometimes referred to herein as the “Constituent Corporations.”
R E C I T A L S
     A. Inter-Tel Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 100,000,000 shares, which are designated “Common Stock,” with no par value. As of the date of this Agreement, 1,000 Shares of Inter-Tel Delaware Common Stock are issued and outstanding.
     B. Inter-Tel Arizona is a corporation duly organized and existing under the laws of the State of Arizona and has an authorized capital of 100,000,000 shares of Common Stock. As of the date of this Agreement, [___] shares of Common Stock are issued and outstanding.
     C. The Board of Directors of Inter-Tel Arizona has determined that, for the purpose of effecting the reincorporation of Inter-Tel Arizona in the State of Delaware, it is advisable and in the best interests of Inter-Tel Arizona and its shareholders that Inter-Tel Arizona merge with and into Inter-Tel Delaware upon the terms and conditions herein provided.
     D. The Board of Directors of Inter-Tel Arizona has further determined that it is in the best interests of Inter-Tel Arizona and its shareholders to approve this Agreement and the transactions contemplated herein and has directed the undersigned officers of Inter-Tel Arizona to submit this Agreement to its shareholder for adoption and approval. The Board of Directors of Inter-Tel Arizona has directed the undersigned officers of Inter-Tel Arizona, upon the approval of this Agreement by the shareholders of Inter-Tel Arizona, to execute and deliver this Agreement.
     E. The Board of Directors of Inter-Tel Delaware has approved this Agreement and the transactions contemplated herein and has directed the undersigned officers of Inter-Tel Delaware that it be submitted to a vote of its sole stockholder, Inter-Tel Arizona, for adoption and approval. The Board of Directors of Inter-Tel Delaware has directed the undersigned officers of Inter-Tel Delaware, upon the approval of this Agreement by the shareholders of Inter-Tel Arizona, to execute and deliver this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Inter-Tel Delaware and Inter-Tel Arizona hereby agree, subject to the terms and conditions hereinafter set forth, as follows:
I. MERGER
     1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the “DGCL”) and the Arizona Business Corporation Act (the “ABCA”), Inter-Tel Arizona shall be merged with and into Inter-Tel Delaware (the “Merger”), the separate existence of Inter-Tel Arizona (the “Non-Surviving Corporation”) shall cease and Inter-Tel Delaware shall be the surviving corporation (sometimes referred to herein as the “Surviving Corporation”), and the name of the Surviving Corporation shall be Inter-Tel, Incorporated.
     1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:
          (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the DGCL and the ABCA;
          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;
          (c) An executed Agreement and Plan of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and; and
          (d) An executed Articles of Merger, in the form of Exhibit A attached hereto, meeting the requirements of Section 10-1105 of the ABCA, shall have been filed with the Arizona Corporation Commission and the Surviving Corporation and the Non-Surviving Corporation hereby stipulate that they will cause to be performed all necessary acts therein and elsewhere to effectuate the Merger.
          The date and time when the Merger shall become effective, pursuant to the provisions of (i) Section 103 of the DGCL and (ii) Section 10-123 of the ABCA, is herein called the “Effective Date of the Merger.”
     1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Inter-Tel Arizona shall cease and Inter-Tel Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by Inter-Tel Arizona’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Inter-Tel Arizona in the manner more fully set forth in Section 259 of the DGCL, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Inter-Tel Arizona as constituted immediately prior to the Effective

Date of the Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Inter-Tel Arizona in the same manner as if Inter-Tel Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the ABCA.
II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
     2.1 Certificate of Incorporation. The Certificate of Incorporation of Inter-Tel Delaware as in effect on the Effective Date of the Merger in the jurisdiction of its organization will be the Certificate of Incorporation of the Surviving Corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the DGCL.
     2.2 Bylaws. The Bylaws of Inter-Tel Delaware on the Effective Date of the Merger in the jurisdiction of its organization will be the Bylaws of the Surviving Corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the DGCL.
     2.3 Directors and Officers. The directors and officers of Inter-Tel Arizona on the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.
III. MANNER OF CONVERSION OF STOCK
     3.1 Inter-Tel Arizona Common Shares. Upon the Effective Date of the Merger, each share of Inter-Tel Arizona Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and non-assessable share of Common Stock, no par value, of the Surviving Corporation.
     3.2 Inter-Tel Arizona Options, Stock Purchase Rights and Convertible Securities.
          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Inter-Tel Arizona under, and continue, the option plans and all other employee benefit plans of Inter-Tel Arizona and certain stock option agreements by and between certain employees of Inter-Tel Arizona and Inter-Tel Arizona. Each outstanding and unexercised option, other right to purchase, restricted stock unit or security convertible into, Inter-Tel Arizona Common Stock (a “Right”) shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase, a restricted stock unit or a security convertible into the Surviving Corporation’s Common Stock on the basis of one share of the Surviving Corporation’s Common Stock, as the case may be, for each one share of Inter-Tel Arizona Common Stock, as the case may be, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Inter-Tel Arizona Right at the Effective Date of the Merger.

          (b) A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Inter-Tel Arizona Common Stock so reserved immediately prior to the Effective Date of the Merger.
     3.3 Inter-Tel Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, no par value, of Inter-Tel Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Inter-Tel Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.
     3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Inter-Tel Arizona Common Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Inter-Tel Arizona Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Common Stock into which such shares of Inter-Tel Arizona Common Stock were converted in the Merger.
          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.
          Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Inter-Tel Arizona so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.
          If any certificate for shares of the Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

IV. GENERAL
     4.1 Covenants of Inter-Tel Delaware. Inter-Tel Delaware covenants and agrees that it will:
          (a) Qualify to do business as a foreign corporation in the State of Arizona by filing an application of authority with the Arizona Corporations Commission as required under the provisions of Sections 10-1503 of the ABCA;
          (b) File any and all documents with the Arizona Department of Revenue, necessary for the assumption by Inter-Tel Delaware of all of the tax liabilities of Inter-Tel Arizona; and
          (c) Take such other actions as may be required by the ABCA.
     4.2 Further Assurances. From time to time, as and when required by Inter-Tel Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Inter-Tel Arizona such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Inter-Tel Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Inter-Tel Arizona and otherwise to carry out the purposes of this Agreement, and the officers and directors of Inter-Tel Delaware are fully authorized in the name and on behalf of Inter-Tel Arizona or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.
     4.3 Shareholder and Stockholder Approval. This Agreement shall be submitted to a vote of the shareholders of Inter-Tel Arizona and the sole stockholder of Inter-Tel Delaware in accordance with the laws of the State of Arizona and the State of Delaware, respectively. In the event that this Agreement shall be not approved by the requisite vote of holders of a majority of Inter-Tel Arizona’s Common Stock outstanding and entitled to vote at Inter-Tel Arizona’s 2006 annual meeting or any adjournment thereof, this Agreement shall thereupon be terminated without further action of the parties hereto.
     4.4 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Inter-Tel Arizona or of Inter-Tel Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Inter-Tel Arizona or by the stockholders of Inter-Tel Delaware, or by both.
     4.5 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement (or certificate in lieu thereof) at any time before the Effective Date of the Merger, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.
     4.6 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801 and Corporation Trust Center is the registered agent of the Surviving Corporation at such address.
     4.7 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 1615 S. 52nd Street, Tempe, AZ 85281, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.
     4.8 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the ABCA.

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Inter-Tel Delaware and Inter-Tel Arizona is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

INTER-TEL, INCORPORATED
a Delaware corporation

By:

Norman Stout, Chief Executive Officer

INTER-TEL, INCORPORATED
a Arizona corporation

By:

Norman Stout, Chief Executive Officer

ANNEX B
CERTIFICATE OF INCORPORATION OF
INTER-TEL, INCORPORATED
Article I
     The name of the corporation is Inter-Tel, Incorporated (the “Corporation”).
Article II
     A. The registered agent and the address of the registered office in the State of Delaware are:
Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
County of New Castle
     B. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
Article III
     The Corporation shall be authorized to issue one class of stock to be designated Common Stock. The total number of shares of Common Stock that the Corporation shall have authority to issue is 100,000,000. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock.
     A. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.
     B. Dividends. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors (the “Board”), out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.
     C. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, holders of Common Stock shall be entitled, unless otherwise provided by law, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     D. No Pre-Emptive Rights. No holders of shares of the Common Stock of the Corporation shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation, or any options or warrants for such shares, or any rights to subscribe for, purchase or receive any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.
Article IV
     A. Number of Directors. The authorized number of directors of the corporation shall be determined from time to time by resolution adopted by the affirmative vote of the majority of the entire Board at any regular or special meeting of the Board, within any limits prescribed in the By-laws of the Corporation.
     B. Vacancies and Removal. Subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class, if any, of directors in which the new directorship was created or in which the vacancy occurred, and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity. Subject to the provisions of this Certificate of Incorporation, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
     C. Cumulative Voting. At the request of any stockholder in an election of members of the Board, each holder of stock shall be entitled to as many votes as shall equal the number of votes which (except for this Section C) such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected by such holder. Such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.
Article V
     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:
     A. The Board is expressly authorized to adopt, amend or repeal the By-laws of the Corporation by vote of at least a majority of the members of the Board.
     B. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.
     C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board.

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Article VI
     A. Exculpation. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
     B. Indemnification.
          1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, except as may be prohibited by applicable law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section B.3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
          2. Right to Advancement of Expenses. The right to indemnification conferred in Section B.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a

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“final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.
          3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections B.1 and B.2 shall be contract rights. If a claim under Section B.1 or Section B.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.
          4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section B shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, the Corporation’s certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
          5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the DGCL.
          6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

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          7. Amendment. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
Article VII
     Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right to amend or repeal any provision, rescind or amend in any respect any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.
* * *

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* * *
I, the undersigned, as the incorporator of the Company, have signed this Certificate of Incorporation on May [31], 2006.

Norman Stout,
Chief Executive Officer
Attest:

By
Kurt R. Kneip, Secretary

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ANNEX C
BY-LAWS OF INTER-TEL, INCORPORATED
(a Delaware corporation)
Article I. Offices
     1.1 Principal Office. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware.
     1.2 Additional Offices. The Board of Directors (the “Board”) may at any time establish branch or subordinate offices at any place or places.
Article II. Meeting of Stockholders
     2.1 Place of Meeting. Meetings of stockholders may be held at such place, either within or without Delaware, as determined by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Delaware law. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
     2.2 Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect directors and transact such other business as may properly be brought before the meetings.
     2.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, by the Board of Directors and shall be called by the President or Secretary at the request in writing of stockholders owning at least ten percent (10%) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote except that a special meeting for the purpose of considering any action to directly or indirectly facilitate a “business combination” as defined in Section 10-2701.6 of the Arizona Corporations Law, including any action to change or otherwise affect the composition of the board of directors for that purpose, may only be called at the request in writing of stockholders owning at least twenty-five percent (25%) in amount of the entire capital stock of the Corporation. Such request shall state the purpose or purposes of the proposed meeting and, if submitted by holder of less than twenty-five percent (25%) in amount of the entire capital stock of the Corporation, shall be accompanied by a declaration under penalty of perjury that the meeting is not being held for the purpose of considering any action to directly or indirectly facilitate a “business combination”, including any action to change or otherwise affect the composition of the board of directors for that purpose. Upon request in writing that a special meeting of stockholders be called, directed to the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Vice President or the Secretary, the person forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, such time not to be less than ten (10), nor more than sixty (60), days after receipt of the request. Such notice shall state the purpose or purposes of the proposed meeting.
     2.4 Notice of Meetings. Written notice of stockholders’ meetings, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days prior to the meeting.
     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
     2.5 Business Matter of a Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
     2.6 List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
     2.7 Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.
     The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.
     2.8 Quorum and Adjournments. Except where otherwise provided by law or in the Restated Certificate of Incorporation or these By-laws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
     2.9 Voting Rights. Except as provided in the next following sentence and except as may be provided in the Restated Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. In the election of directors, each such stockholder complying with the following paragraph and entitled to vote at any election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are normally entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit.

     In the election of directors, no stockholder shall be entitled to cumulate votes in favor of any candidate or candidates unless such candidate’s or candidates’ names have been placed in nomination prior to the voting and one stockholder has given notice at the meeting prior to the voting of that stockholder’s intention to cumulate the stockholder’s votes. If any one stockholder has given such notice, such fact shall be announced to all stockholders and proxies present, who may then cumulate their votes for candidates in nomination.
     In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. Votes against a director and votes withheld shall have no legal effect.
     Voting may be by voice or ballot, provided that any election of directors must be by ballot upon the demand of any stockholder made at the meeting and before the voting begins.
     2.10 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Restated Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
     2.11 Record Date for Stockholder Notice and Voting.
          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty or fewer than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
          (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more that 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its principal executive office. If no record date has been fixed by the Board of Directors and prior action by the Board of Director is required by applicable law, the Certificate of Incorporation, or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
          (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     2.12 Advance Notice of Stockholder Business. To be properly brought before an annual meeting, any business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.12 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.12.

     For such business to be considered properly brought before the meeting by a shareholder such shareholder must, in addition to any other applicable requirements, have given timely written notice of demand to the Chief Executive Officer or Secretary of the Corporation in proper written form.
     To be timely, such shareholder’s notice must be delivered to or mailed and received by the Chief Executive Officer or Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure made, whichever occurs first; provided further, that in the event this Section 2.12 becomes effective less than one hundred (100) days prior to the anniversary date of the immediately preceding annual meeting of shareholders, notice by the shareholder would also be timely if so received not later than the close of business on the tenth (10th) day following the day on which this Section 2.12 became effective.
     To be in proper written form, a shareholder’s notice to the Secretary shall set forth:
a)	the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder;

b)	a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

c)	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

d)	any material interest of the shareholder in such business.
     No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.12 shall be deemed to preclude discussion by any shareholder of any such business. The Chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.
     2.13 Advance Notice of Director Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. To be properly brought before an annual meeting nominations for the election of director must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto), (b) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) made by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.13.
     In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely written notice of demand to the Chief Executive Officer or Secretary of the Corporation in proper written form.
     To be timely, a shareholder’s notice to the Chief Executive Officer or Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting; provided further, that in the event this Section 2.13 becomes effective less than one hundred (100) days prior to the anniversary date of the immediately preceding annual meeting of shareholders, notice by the shareholder would also be timely if so received not later than the close of business on the tenth (10th) day following the day on which this Section 2.13 became effective.
     To be in proper written form, a shareholder’s notice to the Secretary must set forth:
a)	as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person over at least the last five years, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) a statement as to the person’s citizenship, and (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and

b)	as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee who consents to being named as a nominee and to serve as a director if elected.
     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
     2.14 Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the maker of the proxy, or by that person’s attendance and vote at the meeting; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy, unless otherwise provided in the proxy.
     2.15 Inspectors of Election. Before any meeting of stockholders, the Board may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy or to act in place of such inspector.
     2.16 Action Without Meeting by Written Consent. All actions required to be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all shares of outstanding voting stock and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings or stockholders are recorded.
Article III. Directors
     3.1 Number; Qualifications; Election. The authorized number of directors shall initially be eight (8), such number to be changed from time to time by resolution of the Board, subject to Section 4 of Article VII of the Corporation’s Restated Certificate of Incorporation.
     Directors need not be stockholders. A person will not qualify for initial election or appointment as a director if such person’s 70th birthday occurs on or has occurred before the date of such election or appointment. A person who is a director is qualified for re-election after his or her 70th birthday, but will not qualify for re-election if their 75th birthday occurs on or has occurred before the date of such election or appointment. A person who has qualified by age for his or her most recent election as a director may serve throughout the term for which such person was elected, notwithstanding the occurrence of his or her 75th birthday between the date of such election and the end of such term.
     Directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3.2 hereof, and each director so elected shall hold office until the expiration of the term for which elected, or until his successor is elected and qualified, or until his earlier resignation or removal. All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
     3.2 Resignation and Vacancies. A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased. Vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, unless otherwise provided in the Restated Certificate of Incorporation. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board shall have power to elect a successor to take office when the resignation is to become effective. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, the Corporation’s Restated Certificate of Incorporation or these By-laws, may exercise the powers of the full Board of Directors until the vacancy is filled.
     3.3 Removal of Directors. Unless otherwise restricted by statute, or by the Restated Certificate of Incorporation or these By-laws, any director or the entire Board may be removed, with or without cause, by the holders of at least a majority of the shares entitled to vote at an election of directors provided, however, unless the entire Board is removed, an individual director shall not be removed without cause if the votes cast against removal would be sufficient to elect such director if voted then cumulatively at an election at which the same total number of votes were cast. No reduction of the authorized number of directors shall have the effect of removing any director before his term of office expires.
     3.4 Powers. Subject to the provisions of the Delaware General Corporation Law and the Corporation’s Restated Certificate of Incorporation, the business of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the Restated Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.
     Without prejudice to these general powers, the directors shall have the power to:
          (a) Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Restated Certificate of Incorporation, and with these By-laws and fix their compensation;

          (b) Confer upon any office the power to appoint, remove and suspend subordinate officers, employees and agents;
          (c) Change the principal executive office or the principal business office in the State of California, or any other state, from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or country, and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any stockholders meeting, or meetings, including annual meetings;
          (d) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;
          (e) Authorize the issuance of shares of stock of the Corporation on any lawful terms;
          (f) Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation and other evidences of debt and securities;
          (g) Declare dividends from time to time in accordance with law;
          (h) Adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and
          (i) Adopt from time to time policies not inconsistent with these By-laws for the management of the Corporation’s business and affairs.
     3.5 Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.
     3.6 Annual Meetings. The annual meeting of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, for an election of officers, and for the transaction of other business.
     3.7 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board.
     3.8 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary upon the written request of a majority of the Board Notice shall be given to each Director in any one of the following manners:
          (a) if delivered in person or by telephone, such notice shall be delivered at least twenty-four (24) hours prior to the time the meeting is to be held. Such notice may be communicated either to the director or to a person at the home or business of the director when the person delivering the notice has reason to believe such person will promptly communicate it to the director. Such notice shall be considered delivered when the person noticing the meeting believes in good faith that the notified person has heard and acknowledged the notice;
          (b) if delivered by telegram, such notice shall be delivered to a common carrier, charges prepaid, for transmission to the director at least twenty-four (24) hours prior to the time the meeting is to be held. Delivery to a common carrier shall be due and legal notice to such director;
          (c) if delivered by overnight courier service, including without limitation such services as Express Mail and Federal Express, such notice shall be delivered to such courier service, charges prepaid, for delivery to the director no later than one day prior to the day upon which the meeting is to be held. Delivery to a courier service shall be due and legal notice to such director;

          (d) if delivered by facsimile transmission, such notice shall be either delivered to a common carrier, charges prepaid, for transmission to the director or transmitted by or under the direction of the person giving notice to the director at least twenty-four (24) hours prior to the time the meeting is to be held. Delivery to a common carrier or transmission of a facsimile shall be due and legal notice to such director;
          (e) if delivered by first-class mail, such notice shall be deposited in the United States mail, postage prepaid, at least four (4) days prior to the date of the meeting to be held. Deposit in the U.S. mail shall be due and legal notice to such director.
          (f) if delivered by electronic mail (e-mail) transmission, such notice shall be transmitted by or under the direction of the person giving notice to the directors at least twenty-four (24) hours prior to the time the meeting is to be held. Transmission of an e-mail shall be legal notice to such director.
     If the notice is given in the (a) manner and the communication is not with the director or if the notice if given in the (b), (d), or (f) manner and the receipt of the notice is not confirmed by the director by phone, voicemail, e-mail, fax or telegram, then to constitute proper notice, the notice must also be timely given in another of the (a), (b), (d), or (f) manners. The notice need not specify the business to be conducted or the place of the meeting if the meeting is to be held at the principal office of the Corporation.
     The notice need not specify the business to be conducted or the place of the meeting if the meeting is to be held at the principal office of the Corporation.
     3.9 Quorum and Adjournments. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by law or by the Restated Certificate of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than twenty-four (24) hours such notice shall be given prior to the adjourned meeting to the directors who were not present at the time of the adjournment.
     3.10 Action Without Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
     3.11 Telephone Meetings. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any member of the Board or of any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     3.12 Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or provides a waiver by electronic transmission or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals or any waiver by electronic transmission shall be filed with the corporate records or made a part of the minutes of the meeting.
     3.13 Fees and Compensation of Directors. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided, that, no person who concurrently serves as a member of the Board and also serves as an officer of the Corporation shall receive additional compensation from the Corporation, other than the reimbursement of expenses, for service on the Board of Directors of the Corporation. Members of special or standing committees may be allowed like compensation for attending committee meetings.
Article IV. Committees of Directors
     4.1 Selection. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
     In the absence or disqualification of a member of a committee other than a designee of Cypress (in its capacity as a stockholder of the Corporation), the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
     4.2 Power. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the By-laws of the Corporation; and, unless the resolution or the Restated Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.
     4.3 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
Article V. Officers
     5.1 Officers Designated. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Board may also choose a Chairman of the Board, Chief Operating Officer, one or more Vice Presidents and one or more assistant Secretaries. Any number of offices may be held by the same person, unless the Restated Certificate of Incorporation or these By-laws otherwise provide.
     5.2 Appointment of Officers. Subject to Section 4 of Article VII of the Restated Certificate of Incorporation of the Corporation, the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 hereof, shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.
     5.3 Subordinate Officers. The Board or any duly authorized committee may appoint, and may empower the Chief Executive Officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board or duly authorized committee may from time to time determine.
     5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board or authorized committee, at any regular or special meeting of the Board or such committee, or, except in case of an officer chosen by the Board or authorized committee, by any officer upon whom such power of removal may be conferred by the Board or authorized committee.

     Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
     5.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-laws for regular appointment to that office.
     5.6 Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.
     5.7 The Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, such Chairman shall, when present, preside at all meetings of the stockholders and the Board. The Chairman shall perform such duties and possess such powers as are customarily vested in the office of the Chairman of the Board or as may be vested in the Chairman by the Board of Directors.
     5.8 The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.
     5.9 The President. The President shall, in the event there be no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board, the Chairman of the Board, the Chief Executive Officer or these By-laws.
     5.10 The Vice President. The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the Chief Executive Officer, the President, the Chairman of the Board or these By-laws.
     5.11 The Secretary. The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer or the President, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     5.12 The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.
     5.13 The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.
     5.14 Representation of Shares of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board of Directors or the Chief Executive Officer, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
Article VI. Indemnification of Directors, Officers, Employees and Other Agents
     6.1 Indemnification of Directors And Officers. The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who, while serving as a director of officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
     6.2 Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
     6.3 Payment Of Expenses In Advance. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 hereof, or for which indemnification is permitted pursuant to Section 6.2 hereof, following authorization thereof by the Board of Directors, shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount, if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.
     6.4 Indemnity Not Exclusive. The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Restated Certificate of Incorporation.

     6.5 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.
     6.6 Conflicts. No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:
          (a) That it would be inconsistent with a provision of the Restated Certificate of Incorporation, these By-laws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or
          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
Article VII. Stock Certificates
     7.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by, or be in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.
     Within a reasonable time after the issuance or transfer of uncertified stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.
     7.2 Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     7.3 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.
     7.4 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a percent registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
     7.5 Lost, Stolen or Destroyed Certificates. The Board may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Article VIII. Notices
     8.1 Notice. Whenever, under the provisions of the statutes or of the Restated Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telephone or electronic transmission.
     8.2 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Restated Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
Article IX. General Provisions
     9.1 Dividends. Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the General Corporation Laws of Delaware or the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation.
     9.2 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     9.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
     9.4 Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
     9.5 Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these By-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or for any amount.
     9.6 Books and Records. The Corporation shall keep at its principal executive office the original or a copy of these by-laws as amended to date, which by-laws shall be open to inspection by the stockholders at all reasonable times during office hours. The secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of these by-laws as amended to date.
Article X. Amendments
     In addition to the right of the stockholders of the Corporation to make, alter, amend, change, add to or repeal the By-laws of the Corporation, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation by vote of at least a majority of the members of the Board of Directors.

CERTIFICATE OF SECRETARY
     I, the undersigned, hereby certify:
     1. That I am the duly elected, acting and qualified Secretary of Inter-Tel, Incorporated, a Delaware corporation; and
     2. That the foregoing By-laws, comprising 17 pages (excluding this Certificate), constitute the By-laws of such corporation as duly adopted by action of the Board of Directors of such corporation pursuant to written consent dated ___, 2006.
     IN WITNESS WHEREOF, I have hereunto subscribed my name as of this ___ day of ___, 2006.

Kurt R. Kneip
Secretary

ANNEX D
BUSINESS COMBINATION PROVISION
ARTICLE [            ]
(a) The corporation shall not engage in any business combination with any interested [shareholder/stockholder] following the time that such [shareholder/stockholder] became an interested [shareholder/stockholder], unless at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of [shareholder/stockholder]s, and not by written consent, by the affirmative vote of at least a majority of the outstanding voting stock which is not owned by the interested [shareholder/stockholder].
(b) As used in this article only, the term:
(1) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
(2) “Associate,” when used to indicate a relationship with any person, means: (i) Any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(3) “Business combination,” when used in reference to any corporation and any interested [shareholder/stockholder] of such corporation, means:
(i) Any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with (A) the interested [shareholder/stockholder], or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested [shareholder/stockholder] and as a result of such merger or consolidation subsection (a) of this section is not applicable to the surviving entity;
(ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a [shareholder/stockholder] of such corporation, to or with the interested [shareholder/stockholder], whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;
(iii) Any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested [shareholder/stockholder], except: (A) Pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the interested [shareholder/stockholder] became such; (B) pursuant to a merger under [§10-1103(G) of the Arizona Revised Statutes][§251(g) of the Delaware General Corporation Law]; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the interested [shareholder/stockholder] became such; (D) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the corporation; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the interested [shareholder/stockholder]’s proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;
(iv) Any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested [shareholder/stockholder], except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested [shareholder/stockholder]; or
(v) Any receipt by the interested [shareholder/stockholder] of the benefit, directly or indirectly (except proportionately as a [shareholder/stockholder] of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this paragraph) provided by or through the corporation or any direct or indirect majority-owned subsidiary.
(4) “Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(5) “Interested [shareholder/stockholder]” means any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and is the owner of 15% or more of the outstanding voting stock of the corporation, and the affiliates and associates of such person; provided, however, that the term “interested [shareholder/stockholder]” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested [shareholder/stockholder] if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested [shareholder/stockholder], the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (9) of this subsection but shall not include any other unissued stock of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(6) “Person” means any individual, corporation, partnership, unincorporated association or other entity.
(7) “Stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
(8) “Voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.
(9) “Owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
(i) Beneficially owns such stock, directly or indirectly; or
(ii) Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or
(iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

INTER-TEL, INCORPORATED ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 31, 2006, 8:00 A.M.
[     *     ], Arizona
This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 31, 2006.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted ''FOR’’ Items 1 through 5.
By signing the proxy, you revoke all prior proxies and appoint Norman Stout, Jeffrey T. Ford and Kurt R. Kneip, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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INTER-TEL INCORPORATED
YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE WHITE PROXY CARD
TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

The Board of Directors Recommends a Vote FOR Items 1 through 5.
1.	Election of directors:

01	Norman Stout	04	Jerry W. Chapman	07	Robert Rodin
02	Alexander Cappello	05	Gary D. Edens	08	Agnieszka Winkler
03	J. Robert Anderson	06	Steven E. Karol

☐ Vote FOR all nominees (except as marked)				☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) on the line provided to the right.)

2.	To approve the reincorporation of the Company into Delaware
     ☐ For          ☐ Against          ☐ Abstain
3.	To approve a special resolution authorizing the Company’s Board of Directors to effect an amendment to the Company’s charter documents requiring the approval of a majority of disinterested shareholders to effect certain business combination transactions involving interested parties;
     ☐ For          ☐ Against          ☐ Abstain
4.	To consider and ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.
     ☐ For          ☐ Against          ☐ Abstain
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     ☐ For          ☐ Against          ☐ Abstain

Date:	,2006

Signature

Signature

Title(s)

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     Please sign exactly as your name(s) appear hereon. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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